Exhibit (d)(1)
THE RETIREMENT PLAN OF AGILYSYS, INC.
(January 1, 2006 Restatement)

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS		3

1.1	Plan Definitions	3
1.2	Interpretation	8

ARTICLE II SERVICE		9

2.1	Special Definitions	9
2.2	Crediting of Hours of Service	9
2.3	Limitations on Crediting of Hours of Service	10
2.4	Department of Labor Rules	11
2.5	Crediting of Continuous Service	11
2.6	Eligibility Service	11
2.7	Vesting Service	12
2.8	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Accrued Benefit	13
2.9	Crediting of Service on Transfer or Amendment	13
2.10	Crediting of Service to “Leased Employees”	13

ARTICLE III ELIGIBILITY		15

3.1	Eligibility	15
3.2	Transfers of Employment	15
3.3	Reemployment	15
3.4	Notification Concerning New Eligible Employees	15
3.5	Effect and Duration	15
3.6	One-Time Election Not to Participate	16

ARTICLE IV TAX-DEFERRED CONTRIBUTIONS		17

4.1	Tax-Deferred Contributions	17
4.2	Amount of Tax-Deferred Contributions	17
4.3	Automatic Deferral Elections	17
4.4	Notice of Automatic Deferral Election	18
4.5	Amendments to Reduction Authorization	18
4.6	Suspension of Tax-Deferred Contributions	18
4.7	Resumption of Tax-Deferred Contributions	19
4.8	Delivery of Tax-Deferred Contributions	19
4.9	Vesting of Tax-Deferred Contributions	19

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		20

5.1	Prior After-Tax Contributions	20
5.2	Rollover Contributions	20

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5.3	Vesting of After-Tax Contributions and Rollover Contributions	20

ARTICLE VI EMPLOYER CONTRIBUTIONS		21

6.1	Contribution Period	21
6.2	Profit-Sharing Contributions	21
6.3	Allocation of Profit-Sharing Contributions	21
6.4	Qualified Nonelective Contributions	21
6.5	Allocation of Qualified Nonelective Contributions	21
6.6	Amount and Allocation of Matching Contributions	22
6.7	Limit on Tax-Deferred Contributions Matched	22
6.8	Qualified Matching Contributions	22
6.9	Verification of Amount of Employer Contributions by the Sponsor	23
6.10	Payment of Employer Contributions	23
6.11	Allocation Requirements for Employer Contributions	23
6.12	Vesting of Employer Contributions	23
6.13	Election of Former Vesting Schedule	24

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		25

7.1	Definitions	25
7.2	Code Section 402(g) Limit	28
7.3	Distribution of Excess Deferrals	29
7.4	Limitation on Tax-Deferred Contributions of Highly Compensated Employees	29
7.5	Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees	31
7.6	Distribution of Excess Tax-Deferred Contributions	32
7.7	Limitation on Matching Contributions of Highly Compensated Employees	32
7.8	Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees	33
7.9	Forfeiture or Distribution of Excess Contributions	34
7.10	Multiple Use Limitation	35
7.11	Treatment of Forfeited Matching Contributions	35
7.12	Determination of Income or Loss	36
7.13	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	36
7.14	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan	37
7.15	Scope of Limitations	37

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		38

8.1	General Fund	38

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8.2	Investment Funds	38
8.3	Loan Investment Fund	38
8.4	Employer Stock Investment Fund	38
8.5	Income on Trust	39
8.6	Accounts	39
8.7	Sub-Accounts	39

ARTICLE IX LIFE INSURANCE CONTRACTS		40

9.1	Purchase of Contracts	40
9.2	Payment of Premiums	40
9.3	Overriding Conditions and Limitations	40
9.4	Death Benefits	42
9.5	Other Distributions; Vesting	42
9.6	Suspension of Further Purchases of Life Insurance Contracts	43

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		44

10.1	Future Contribution Investment Elections	44
10.2	Deposit of Contributions	44
10.3	Election to Transfer Between Funds	44
10.4	404(c) Protection	45

ARTICLE XI CREDITING AND VALUING ACCOUNTS		46

11.1	Crediting Accounts	46
11.2	Valuing Accounts	46
11.3	Plan Valuation Procedures	46
11.4	Finality of Determinations	47
11.5	Notification	47

ARTICLE XII LOANS		48

12.1	Application for Loan	48
12.2	Reduction of Account Upon Distribution	48
12.3	Requirements to Prevent a Taxable Distribution	48
12.4	Administration of Loan Investment Fund	50
12.5	Default	51
12.6	Deemed Distribution Under Code Section 72(p)	51
12.7	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)	51
12.8	Special Rules Applicable to Loans	52
12.9	Loans Granted Prior to Amendment	52

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		53

13.1	Non-Hardship Withdrawals of After-Tax Contributions	53
13.2	Non-Hardship Withdrawals of Rollover Contributions	53
13.3	Age 59 1/2 Withdrawals	53

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13.4	Overall Limitations on Non-Hardship Withdrawals	53
13.5	Hardship Withdrawals	54
13.6	Hardship Determination	54
13.7	Satisfaction of Necessity Requirement for Hardship Withdrawals	54
13.8	Conditions and Limitations on Hardship Withdrawals	55
13.9	Order of Withdrawal from a Participant’s Sub-Accounts	55

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		57

14.1	Termination of Employment and Settlement Date	57
14.2	Separate Accounting for Non-Vested Amounts	57
14.3	Disposition of Non-Vested Amounts	57
14.4	Treatment of Forfeited Amounts	58
14.5	Recrediting of Forfeited Amounts	59

ARTICLE XV DISTRIBUTIONS		60

15.1	Distributions to Participants	60
15.2	Partial Distributions to Retired or Terminated Participants	60
15.3	Distributions to Beneficiaries	60
15.4	Cash Outs and Participant Consent	61
15.5	Required Commencement of Distribution	61
15.6	Transition Rules for Required Commencement of Distribution	62
15.7	Reemployment of a Participant	62
15.8	Restrictions on Alienation	62
15.9	Facility of Payment	62
15.10	Inability to Locate Payee	63
15.11	Distribution Pursuant to Qualified Domestic Relations Orders	63

ARTICLE XVI FORM OF PAYMENT		64

16.1	Form of Payment	64
16.2	Direct Rollover	64
16.3	Notice Regarding Form of Payment	65
16.4	Distribution in the Form of Employer Stock	65

ARTICLE XVII BENEFICIARIES		66

17.1	Designation of Beneficiary	66
17.2	Spousal Consent Requirements	66

ARTICLE XVIII ADMINISTRATION		67

18.1	Authority of the Sponsor	67
18.2	Discretionary Authority	67

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18.3	Action of the Sponsor	67
18.4	Claims Review Procedure	68
18.5	Qualified Domestic Relations Orders	69
18.6	Indemnification	69
18.7	Actions Binding	69

ARTICLE XIX AMENDMENT AND TERMINATION		70

19.1	Amendment	70
19.2	Limitation on Amendment	70
19.3	Termination	70
19.4	Reorganization	71
19.5	Withdrawal of an Employer	72

ARTICLE XX ADOPTION BY OTHER ENTITIES		73

20.1	Adoption by Related Companies	73
20.2	Effective Plan Provisions	73

ARTICLE XXI MISCELLANEOUS PROVISIONS		74

21.1	No Commitment as to Employment	74
21.2	Benefits	74
21.3	No Guarantees	74
21.4	Expenses	74
21.5	Precedent	74
21.6	Duty to Furnish Information	74
21.7	Merger, Consolidation, or Transfer of Plan Assets	75
21.8	Back Pay Awards	75
21.9	Condition on Employer Contributions	75
21.10	Return of Contributions to an Employer	76
21.11	Validity of Plan	76
21.12	Trust Agreement	76
21.13	Parties Bound	76
21.14	Application of Certain Plan Provisions	76
21.15	Merged Plans	77
21.16	Transferred Funds	77
21.17	Veterans Reemployment Rights	77
21.18	Delivery of Cash Amounts	77
21.19	Written Communications	77

ARTICLE XXII TOP-HEAVY PROVISIONS		79

22.1	Definitions	79
22.2	Applicability	81
22.3	Minimum Employer Contribution	81
22.4	Accelerated Vesting	82

APPENDIX TO THE RETIREMENT PLAN OF AGILYSYS, INC.		83

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SECTION I DEFINITIONS		83

1.1	Definitions	83

SECTION II GENERAL RULES		84

2.1	Effective Date	84
2.2	Coordination with Minimum Distribution Requirements Previously in Effect	84
2.3	Precedence	84
2.4	Requirements of Treasury Regulations Incorporated	84

SECTION III TIME AND MANNER OF DISTRIBUTION		84

3.1	Required Beginning Date	84
3.2	Death of Participant Before Distributions Begin	85
3.3	Forms of Distribution	85

SECTION IV REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME		86

4.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year	86
4.2	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death	86

SECTION V REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH		86

5.1	Death On or After Date Distributions Begin	86
5.2	Death Before Date Distributions Begin	87

SECTION VI SPECIAL RULES		88

6.1	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries	88

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PREAMBLE
The Retirement Plan of Agilysys, Inc., originally effective as of April 1, 1972, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2006, but with respect only to employees who retire, die, or otherwise terminate their employment on or after said date. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.
Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.
Any sample amendment adopted by the Sponsor prior to this amendment and restatement for the purposes of complying with EGTRRA shall continue in effect after this amendment and restatement.
Effective as of 12/16/2002 and 7/31/2004 (respectively, the “merger dates”), The Retirement Plan of Pioneer Standard Electronics, Inc. II and Agilysys S.C. Inc. Retirement Plan (the “merged plans”) are merged into and made a part of the Plan. All assets and liabilities of the “merged plans” are transferred to and made a part of the Plan. Each Employee who was eligible to participate in a “merged plan” immediately prior to the respective “merger date” shall continue to be eligible to participate in the Plan on and after the respective “merger date”. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plans” (his “transferee Sub-Account”) on and after the respective “merger date” be less than his vested interest in his account under the “merged plan” immediately prior to the respective “merger date”. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under a “merged plan” as of the respective “merger date”, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan.
Effective as of January 1, 2006 (the “merger date”), the CTS 401(k) Pension Plan (the “merged plan”) is merged into and made a part of the Plan. All assets and liabilities of the “merged plan” are transferred to and made a part of the Plan. Each Employee who was eligible to participate in the “merged plan” immediately prior to the “merger date” shall continue to be eligible to participate in the Plan on and after the “merger date”. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the “merger date” be less than his vested interest in his account under the “merged plan” immediately prior to the “merger date”. With respect to Participants who are active Employees of the Employer as of the “merger date,” amounts attributable to Employer Contributions shall vest in accordance with the vesting schedule applicable to such amounts under the Plan, which vesting schedule is more favorable in all years to the vesting schedule in the “merged plan.” Any Participant who terminated employment prior to the “merger date” shall have their vested interest determined under the vesting schedules of the “merged plan” in effect immediately prior to the “merger date.”
Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the “merger date”, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan.
The “merged plan” provides that service for purposes of vesting is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulations sections 2530.200 through 2530.203 to employment covered under the plan. The Plan provides that service for purposes of vesting is credited based on elapsed time in accordance with Treasury Regulations section 1.410(a)-7. Therefore, notwithstanding anything in the Plan to the contrary, if an Employee who was a Participant in the “merged plan” transfers between methods of crediting vesting service, such Employee shall be credited with the number of years equal to the number of Years of Service for vesting credited to the Employee under the “merged plan” as of the “merger date.” In addition, the Employee shall receive credit for service subsequent to the “merger date” equal to the Vesting Service described under the provisions of Article II. For this purpose, if an Employee was hired prior to January 1, 2005, the “employment commencement date” for determining “continuous service” shall mean the anniversary of the date the Employee first completed an Hour of Service with Communication Technical Systems, Inc. that coincides with or immediately follows January 1, 2005.

ARTICLE I
DEFINITIONS

1.1	Plan Definitions
As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:
An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.
The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.
An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.
The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.
A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.
The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
The “Compensation” of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings), but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.
In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and

certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Effective for Plan Years beginning on and after January 1, 2001, Compensation shall also include any amount that is not included in the Participant’s taxable gross income pursuant to Code Section 132(f).
In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.
A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.
"Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered Disabled only if:
(a) He is eligible to receive a disability benefit under the terms of the Social Security Act.
The “Early Retirement Date” of an employee means the date he attains age 55.
An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to participate in the Plan; provided, however, that any employee who has made an irrevocable one-time election not to participate in the Plan, as provided in Article III, shall not be considered an Eligible Employee for any Plan purpose.
The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.
An “Employee” means all employees of an adopting Employer other than an individual who is: (1) employed as a student, temporary worker or as a seasonal employee; (2) a leased employee; (3) covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan; or (4) a nonresident alien who does not receive United States source income. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.
An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.
An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.
An “Enrollment Date” means each day of the Plan Year.
"ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.
A “Highly Compensated Employee” means any Employee or former Employee who is a “highly compensated active employee” or a “highly compensated former employee” as defined hereunder.
A “highly compensated active employee” includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)) and was in the top paid group of employees for the “look back year”. An Employee is in the top paid group of employees if he is in the top 20 percent of the employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the “look back year”.
A “highly compensated former employee” includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a “highly compensated active employee” for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.
For purposes of this definition, the following terms have the following meanings:
(a)	An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(b)	The “look back year” means the 12-month period immediately preceding the Plan Year.
An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.
An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.
A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s Tax-Deferred Contributions as provided in Article VI, including Regular Matching Contributions and any such contribution that is designated by an Employer as a Qualified Matching Contribution.
The “Normal Retirement Date” of an employee means the date he attains age 65.
A “Participant” means any person who has an Account in the Trust.
The “Plan” means The Retirement Plan of Agilysys, Inc., as from time to time in effect.
A “Plan Year” means the 12-consecutive-month period ending each December 31.
A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code.
A “Profit-Sharing Contribution” means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions and Qualified Nonelective Contributions.
A “Qualified Matching Contribution” means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions made by Highly Compensated Employees under Article VII.
A “Qualified Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII, other than Qualified Matching Contributions.
A “Regular Matching Contribution” means any Matching Contribution made to the Plan at the rate specified in Article VI, other than any Matching Contribution characterized by the Employer as a Qualified Matching Contribution.
A “Related Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.
A Participant’s “Required Beginning Date” means the following:
(a)	for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b)	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.
A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.
The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.
The “Sponsor” means Agilysys, Inc., and any successor thereto.
A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

A “Tax-Deferred Contribution” means the amount contributed to the Plan on a Participant’s behalf by his Employer in accordance with Article IV.
The “Trust” means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.
The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.
The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.
A “Trust Fund” means any fund maintained under the Trust by the Trustee.
A “Valuation Date” means each business day of the Plan Year, except that certain Investment Funds may be valued on a less frequent basis, but not less frequently than annually..
The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2	Interpretation
Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE

2.1	Special Definitions
For purposes of this Article, the following terms have the following meanings:
The “continuous service” of an employee means the continuous service credited to him in accordance with the provisions of this Article.
The “employment commencement date” of an employee means the date he first completes an Hour of Service.
A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.
The “reemployment commencement date” of an employee means the first date following a “severance date” on which he again completes an Hour of Service.
The “severance date” of an employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a “severance date” if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his “severance date” shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

2.2	Crediting of Hours of Service
A person shall be credited with an Hour of Service for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)	Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)	Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.
For purposes of crediting Hours of Service hereunder, employment with a corporation or business prior to the date such corporation or business becomes a Related Company shall be treated as employment with a Related Company.

2.3	Limitations on Crediting of Hours of Service
In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:
(a)	An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties, unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.4	Department of Labor Rules
The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5	Crediting of Continuous Service
A person shall be credited with “continuous service” for the aggregate of the periods of time between his “employment commencement date” or any “reemployment commencement date” and the “severance date” that next follows such “employment commencement date” or “reemployment commencement date”; provided, however, that an employee who has a “reemployment commencement date” within the 12-consecutive-month period following the earlier of the first date of his absence or his “severance date” shall be credited with “continuous service” for the period between his “severance date” and “reemployment commencement date”.

2.6	Eligibility Service
Eligibility Service shall be determined in accordance with the following provisions:
(a)	An employee shall be credited with Eligibility Service equal to his “continuous service”. Eligibility Service shall be computed in full months treating each calendar month or portion of a calendar month in which an employee is credited with “continuous service” as a month of Eligibility Service.

(b)	Notwithstanding the provisions of paragraph (a), “continuous service” completed by an employee prior to a “severance date” shall not be included in determining the employee’s Eligibility Service unless either (i) the employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to After-Tax or Rollover Contributions, as of his “severance date”, or (ii) the period of time between the employee’s “severance date” and his “reemployment commencement date” is less than the greater of five years or the employee’s period of “continuous service” determined as of such severance date”; provided, however, that solely for purposes of applying this paragraph, if a person is on a “maternity/paternity absence” beyond the first anniversary of the first day of such absence, his “severance date” shall be the second anniversary of the first day of such “maternity/paternity absence”.

2.7	Vesting Service
Vesting Service shall be determined in accordance with the following provisions:
(a)	An employee shall be credited with Vesting Service equal to his “continuous service”. Vesting Service shall be computed to the nearest 1/12th of a year treating each calendar month or portion of a calendar month in which an employee is credited with “continuous service” as 1/12th year of Vesting Service.

(b)	Notwithstanding the provisions of paragraph (a), “continuous service” completed by an employee prior to a “severance date” shall not be included in determining the employee’s years of Vesting Service unless
(i)	the employee has a “reemployment commencement date” within the 12-consecutive-month period following the “severance date”,

(ii)	the employee completes 12 consecutive months of “continuous service” after the “severance date” and the employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to After-Tax or Rollover Contributions, as of the “severance date”, or

(iii)	the employee completes 12 consecutive months of “continuous service” after the “severance date” and the period of time between the “severance date” and his “reemployment commencement date” is less than the greater of five years or his period of “continuous service” determined as of the “severance date”; provided, however, that solely for purposes of applying this paragraph, if a person is on a “maternity/paternity absence” beyond the first anniversary of the first day of such absence, his “severance date” shall be the second anniversary of the first day of such “maternity/paternity absence”.

2.8	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Accrued Benefit
Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after his “reemployment commencement date” shall not be included in determining his vested interest in his Account attributable to employment prior to his immediately preceding “severance date” if the period of time between such “severance date” and his “reemployment commencement date” is equal to or greater than five years. For purposes of applying this Section, if a person is on a “maternity/paternity absence” beyond the first anniversary of the first day of such absence, his “severance date” shall be the second anniversary of the first day of such “maternity/paternity absence”.

2.9	Crediting of Service on Transfer or Amendment
Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility Service and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

2.10	Crediting of Service to “Leased Employees”
Notwithstanding any other provision of the Plan to the contrary, a “leased employee” working for an Employer or a Related Company (other than an “excludable leased employee”) shall be considered an employee of such Employer or Related Company for purposes of Eligibility and Vesting Service crediting under the Plan, but shall not be eligible to participate in the Plan. Such “leased employee” shall also be considered an employee of such Employer or Related Company for purposes of applying Code Sections 401(a)(3), (4), (7), and (16), and 408(k), 415, and 416.
A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any “leased employee” of the “recipient” who is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” (other than employees who perform substantially all of their services for the “leasing organization” or whose compensation from the “leasing organization” in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that “leased employees” do not constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a “leased employee” by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

ARTICLE III
ELIGIBILITY

3.1	Eligibility
Each Employee who was an Eligible Employee immediately prior to January 1, 2006 shall continue to be an Eligible Employee on January 1, 2006. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has completed 60 days of Eligibility Service.

3.2	Transfers of Employment
If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3	Reemployment
If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees
Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration
Upon becoming an Eligible Employee, an Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

3.6	One-Time Election Not to Participate
Notwithstanding any other provision of the Plan to the contrary, at the time that a person is first employed by an Employer or any Related Company or at the time an Employee first becomes eligible to make Tax-Deferred Contributions under the Plan (provided such Employee was not previously eligible to participate in any other cash or deferred arrangement maintained by an Employer or a Related Company), such Employee may make a one-time irrevocable election not to be eligible to make Tax-Deferred Contributions. An Employee’s election hereunder shall apply to the Plan and any other plan maintained or established by an Employer or a Related Company that contains a cash or deferred arrangement for the duration of the Employee’s employment with all Employers and Related Companies. An Employee who makes a one-time election in accordance with the provisions of this Section shall not be considered an Eligible Employee for purposes of applying the limitations on Tax-Deferred Contributions of Highly Compensated Employees under Article VII.
An Employee who makes a one-time irrevocable election not to be eligible to make Tax-Deferred Contributions shall also be deemed to have elected not to be eligible to receive allocations of Profit-Sharing Contributions, Qualified Nonelective Contributions, and Matching Contributions and he shall not be treated as an Eligible Employee for such Plan purposes. If such deemed election is made at the time the Employee first became eligible to make employee contributions or receive allocations of matching contributions under any plan maintained by an Employer or a Related Company, he shall be considered to have made a one-time irrevocable election not to be eligible to make employee contributions or receive allocations of matching contributions under the Plan (or any other plan maintained or established by an Employer or a Related Company) for the duration of his employment with all Employers and Related Companies. An Employee who is treated as having made a one-time election in accordance with the preceding sentence shall not be considered an “eligible participant” (as defined in Article VII) for purposes of applying the limitations on Matching Contributions of Highly Compensated Employees under Article VII.

ARTICLE IV
TAX-DEFERRED CONTRIBUTIONS
4.1	Tax-Deferred Contributions
Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf. An Eligible Employee who elects not to have Tax-Deferred Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate may change his election by amending his reduction authorization as prescribed in this Article.
Tax-Deferred Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the date on which his election is effective.
4.2	Amount of Tax-Deferred Contributions
The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than 1 percent nor more than 50 percent. Notwithstanding the preceding, the amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee who is classified as a Highly Compensated Employee shall be not less than 1 percent nor more than 7 percent.
In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.
4.3	Automatic Deferral Elections
If at the time he becomes an Eligible Employee an Employee has not affirmatively elected to have Tax-Deferred Contributions made to the Plan on his behalf in accordance with the provisions of Sections 4.1 and 4.2, his Employer shall make Tax-Deferred Contributions on his behalf in an amount equal to 6 percent of the Eligible Employee’s Compensation. The Compensation otherwise payable to an Eligible Employee on whose behalf Tax-Deferred Contributions are made in accordance with the provisions of this Section shall be reduced by the amount of such Tax-Deferred Contributions.
As of the date he becomes an Eligible Employee, an Eligible Employee to whom this Section would otherwise apply may affirmatively elect, in accordance with rules prescribed by the Administrator, not to have Tax-Deferred Contributions made on his behalf in accordance with the provisions of this Section. Such affirmative election must be recorded with the Administrator either prior to the date the Employee becomes an Eligible Employee or within a reasonable period of time following such date, but not later than the first date Compensation subject to reduction hereunder becomes available to the Eligible Employee.
4.4	Notice of Automatic Deferral Election
At the time an Employee becomes an Eligible Employee, the Administrator shall provide the Eligible Employee with a notice explaining the automatic reduction in his Compensation for purposes of making Tax-Deferred Contributions in accordance with the preceding Section and the Employee’s right to affirmatively elect either a different reduction amount or no reduction. The notice shall describe the procedures for making such an election and the period in which such an election may be made. In addition, the Administrator shall provide annual notice to Eligible Employees of the amount by which their Compensation is being reduced for purposes of making Tax-Deferred Contributions, if any, and their right to change such amount as provided in the Plan.
4.5	Amendments to Reduction Authorization
An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.
4.6	Suspension of Tax-Deferred Contributions
An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.7	Resumption of Tax-Deferred Contributions
An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.
4.8	Delivery of Tax-Deferred Contributions
As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.
4.9	Vesting of Tax-Deferred Contributions
A Participant’s vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS
5.1	Prior After-Tax Contributions
Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions made to the Plan prior to the effective date of this amendment and restatement.
5.2	Rollover Contributions
An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount. If the Employee received a cash distribution that he is rolling over, such delivery must be made within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator.
5.3	Vesting of After-Tax Contributions and Rollover Contributions
A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI
EMPLOYER CONTRIBUTIONS
6.1	Contribution Period
The Contribution Periods for Employer Contributions shall be as follows:
(a)	The Contribution Period for Matching Contributions under the Plan is each payroll period.

(b)	The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for Profit-Sharing Contributions under the Plan is each Plan Year.
6.2	Profit-Sharing Contributions
Each Employer may, in its discretion, make a Profit-Sharing Contribution to the Plan for the Contribution Period in an amount determined by the Employer.
6.3	Allocation of Profit-Sharing Contributions
Any Profit-Sharing Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Profit-Sharing Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.
An Employer may designate any portion or all of its Profit-Sharing Contribution as a Qualified Nonelective Contribution. Amounts that are designated as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.
6.4	Qualified Nonelective Contributions
Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.
6.5	Allocation of Qualified Nonelective Contributions
Any Qualified Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be either (i) in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees or (ii) a flat dollar amount, as determined by the Sponsor for the Contribution Period. Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee, shall be excluded in determining the amount of the Eligible Employee’s allocable share of the Qualified Nonelective Contribution for such Contribution Period.
6.6	Amount and Allocation of Matching Contributions
Each Employer may, in its discretion, make a Matching Contribution to the Plan for each Contribution Period in an amount up to 50 percent of the aggregate Tax-Deferred Contributions made for the Contribution Period on behalf of its Eligible Employees during the Contribution Period who have met the allocation requirements for Matching Contributions described in this Article.
Notwithstanding the foregoing, if any Matching Contribution made by an Employer for the Contribution Period is less than the maximum contribution amount specified above, the Matching Contribution shall be allocated among such Employer’s Eligible Employees who have met the allocation requirements for Matching Contributions in the ratio that the Tax-Deferred Contributions made for the Contribution Period on behalf of each such Eligible Employee bear to the aggregate Tax-Deferred Contributions made for the Contribution Period on behalf of all such Eligible Employees.
6.7	Limit on Tax-Deferred Contributions Matched
Notwithstanding any other provision of this Article to the contrary, Tax-Deferred Contributions made to the Plan on behalf of an Eligible Employee for a Contribution Period that exceed 6 percent of the Eligible Employee’s Compensation for the Contribution Period shall be excluded in determining the amount and allocation of Matching Contributions with respect to such Eligible Employee for the Contribution Period.
6.8	Qualified Matching Contributions
An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.9	Verification of Amount of Employer Contributions by the Sponsor
The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.
6.10	Payment of Employer Contributions
Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in ERISA Section 407(d)(5), to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.
6.11	Allocation Requirements for Employer Contributions
A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Profit-Sharing Contributions for such Contribution Period only if (i) he is employed as an Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period. The number of Hours of Service required to receive an allocation of Profit-Sharing Contributions hereunder shall be pro-rated for any short Contribution Period.
A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Matching Contributions for such Contribution Period.
A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.
6.12	Vesting of Employer Contributions
A Participant’s vested interest in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts shall be at all times 100 percent.
A Participant’s vested interest in his Profit-Sharing and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%

Years of Vesting Service	Vested Interest
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%
Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, his Early Retirement Date, the date he dies, or the date he becomes Disabled, his vested interest in his Profit-Sharing and Regular Matching Contributions Sub-Accounts shall be 100 percent.
6.13	Election of Former Vesting Schedule
If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS
7.1	Definitions
For purposes of this Article, the following terms have the following meanings:
The “aggregate limit” means the sum of (i) 125 percent of the greater of the average “contribution percentage” for “eligible participants” other than Highly Compensated Employees or the average “deferral percentage” for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average “contribution percentage” or average “deferral percentage”, or, if it would result in a larger “aggregate limit”, the sum of (iii) 125 percent of the lesser of the average “contribution percentage” for “eligible participants” other than Highly Compensated Employees or the average “deferral percentage” for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average “contribution percentage” or average “deferral percentage”. For purposes of determining the “aggregate limit”, the “contribution percentages” and “deferral percentages” used shall be for the applicable “testing year”.
The “annual addition” with respect to a Participant for a “limitation year” means the sum of the Tax-Deferred Contributions, Employer Contributions, and forfeitures allocated to his Account for the “limitation year” (including any “excess contributions” that are distributed pursuant to this Article), the employer contributions, “employee contributions”, and forfeitures allocated to his accounts for the “limitation year” under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the “limitation year”.
The “contribution percentage” with respect to an “eligible participant” for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his “test compensation” for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Nonelective Contributions made to the Plan on an “eligible participant’s” behalf for the Plan Year in computing the numerator of such “eligible participant’s” “contribution percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an “eligible participant’s” “deferral percentage” may not be included in determining the numerator of his “contribution percentage”.
Contributions made on an “eligible participant’s” behalf for a Plan Year shall be included in determining his “contribution percentage” for such Plan Year only if the contributions are allocated to the “eligible participant’s” Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination of an “eligible participant’s” “contribution percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his “test compensation” for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Matching Contributions and/or Qualified Nonelective Contributions made to the Plan on the Eligible Employee’s behalf for the Plan Year in computing the numerator of such Eligible Employee’s “deferral percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee’s “contribution percentage” may not be included in determining the numerator of his “deferral percentage”.
Contributions made on an Eligible Employee’s behalf for a Plan Year shall be included in determining his “deferral percentage” for such Plan Year only if they meet the following requirements:
(a)	Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee’s deferral election, have been received by the Eligible Employee during such Plan Year.

(b)	The contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year.

(c)	The contributions must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.
The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a

Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.
An “eligible participant” means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining “contribution percentages”), or to participate in the allocation of Matching Contributions (including forfeitures attributable to Matching Contributions).
Notwithstanding the foregoing, Employees who have made an irrevocable one-time election not to participate in the Plan by making Tax-Deferred Contributions as provided in Article III shall not be included as “eligible participants”.
An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.
An “excess contribution” means any contribution made to the Plan on behalf of a Participant that exceeds one of the limitations described in this Article.
An “excess deferral” with respect to a Participant means that portion of a Participant’s Tax-Deferred Contributions for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).
A “limitation year” means the Plan Year.
A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company solely on account of “elective contributions” made on his behalf or “employee contributions” made by him.
A “qualified matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company solely on account of “elective contributions” made on his behalf or “employee contributions” made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).
A “qualified nonelective contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).
The “test compensation” of an Eligible Employee or “eligible participant” for a Plan Year means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to “test compensation” of an Employee attributable to periods of time when he is an Eligible Employee or “eligible participant”. If the “test compensation” of an Eligible Employee or “eligible participant” is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or “eligible participant” by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or “eligible participant” who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.
The “testing year” means the Plan Year for which the limitations on “deferral percentages” and “contribution percentages” of Highly Compensated Employees are being determined.
7.2	Code Section 402(g) Limit
In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.
If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related

Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee’s “deferral percentage” for the “testing year” in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.
If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
7.3	Distribution of Excess Deferrals
Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant’s “deferral percentage” for the “testing year” in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
7.4	Limitation on Tax-Deferred Contributions of Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average “deferral percentage” for such Eligible Employees that exceeds the greater of:
(a)	a percentage that is equal to 125 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year”; or

(b)	a percentage that is not more than 200 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year” and that is not more than two percentage points higher than the average “deferral percentage” for all other Eligible Employees for the “testing year”, unless the “excess contributions”, determined as provided in Section 7.5, are distributed as provided in Section 7.6.
In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected “deferral percentages” of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.
In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, “elective contributions”, “qualified nonelective contributions”, and “qualified matching contributions” (to the extent that “qualified nonelective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(k) do not permit such plan to be aggregated with the Plan.
If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.
The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the

“qualified nonelective contributions” and/or “qualified matching contributions” taken into account in determining “deferral percentages” for any Plan Year.
7.5	Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “deferral percentage” of Highly Compensated Employees in order of their “deferral percentages” as follows:
(a)	The highest “deferral percentage(s)” shall be reduced to the greater of (1) the maximum “deferral percentage” that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest “deferral percentage”.

(b)	If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “deferral percentages” of Highly Compensated Employees, continuing with the next highest “deferral percentage”, in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section 7.4 is satisfied.
The determination of the amount of “excess contributions” hereunder shall be made after Tax-Deferred Contributions and “excess deferrals” have been distributed pursuant to Sections 7.2 and 7.3, if applicable.
After determining the dollar amount of the “excess contributions” that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred, Qualified Nonelective, and Qualified Matching Contributions (to the extent such contributions are included in determining “deferral percentages”) allocated to their Accounts as follows:
(c)	The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred, Qualified Nonelective, and Qualified Matching Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.
7.6	Distribution of Excess Tax-Deferred Contributions
“Excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.
Excess amounts shall be distributed first from the Highly Compensated Employee’s Tax-Deferred Contributions and Qualified Matching Contributions Sub-Accounts in proportion to the Tax-Deferred Contributions and Qualified Matching Contributions included in determining the Highly Compensated Employee’s “deferral percentage” for the Plan Year. If any excess remains after the amount of such Tax-Deferred Contributions and Qualified Matching Contributions has been reduced to zero, the excess shall be distributed from the Highly Compensated Employee’s Qualified Nonelective Contributions Sub-Account.
If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
7.7	Limitation on Matching Contributions of Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of “eligible participants” who are Highly Compensated Employees may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:
(a)	a percentage that is equal to 125 percent of the average “contribution percentage” for all other “eligible participants” for the “testing year”; or

(b)	a percentage that is not more than 200 percent of the average “contribution percentage” for all other “eligible participants” for the “testing year” and that is not more than two percentage points higher than the average “contribution percentage” for all other “eligible participants” for the “testing year”, unless the “excess contributions”, determined as provided in Section 7.8, are forfeited or distributed as provided in Section 7.9.
In determining the “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year, “matching contributions”, “employee contributions”, “qualified nonelective contributions”, and “elective contributions” (to the extent that “qualified nonelective contributions” and “elective contributions” are taken into account in determining “contribution percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by IRS regulations Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(m) do not permit such plan to be aggregated with the Plan.
If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same plan year.
The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “elective contributions”, “qualified nonelective contributions”, and/or “qualified matching contributions” taken into account in determining “contribution percentages” for any Plan Year.
7.8	Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “contribution percentage” of Highly Compensated Employees in order of their “contribution percentages” as follows:
(a)	The highest “contribution percentage(s)” shall be reduced to the greater of (1) the maximum “contribution percentage” that satisfies the limitation on Matching

Contributions described in Section 7.7 or (2) the next highest “contribution percentage”.
(b)	If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “contribution percentages” of Highly Compensated Employees, continuing with the next highest “contribution percentage”, in the manner provided in paragraph (a) until the limitation on Matching Contributions described in Section 7.7 is satisfied.
The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.
After determining the dollar amount of the “excess contributions” that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching, Tax-Deferred, and Qualified Nonelective Contributions (to the extent such contributions are included in determining “contribution percentages”) allocated to their Accounts as follows:
(c)	The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching, Tax-Deferred, and Qualified Nonelective Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.
7.9	Forfeiture or Distribution of Excess Contributions
“Excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:
(a)	Matching Contributions included in determining the Highly Compensated Employee’s “contribution percentage” shall be distributed or forfeited, as appropriate.

(b)	Qualified Nonelective Contributions included in determining the Highly Compensated Employee’s “contribution percentage” shall be distributed.

(c)	Tax-Deferred Contributions included in determining the Highly Compensated Employee’s “contribution percentage” shall be distributed.
Excess Matching Contributions shall be distributed only to the extent a Participant has a vested interest in his Matching Contributions Sub-Account and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
7.10	Multiple Use Limitation
Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Code Section 401(m) shall apply: the sum of the average “deferral percentage” for Eligible Employees who are Highly Compensated Employees and the average “contribution percentage” for “eligible participants” who are Highly Compensated Employees may not exceed the “aggregate limit”. In the event that, after satisfaction of the limitations provided under this Article, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the “contribution percentages” of “eligible participants” who are Highly Compensated Employees to the extent necessary to eliminate the excess, as provided in the preceding Sections. Instead of reducing “contribution percentages”, the Administrator may determine to satisfy the multiple use limitation in an alternative manner, consistently applied, that may be permitted by regulations issued under Code Section 401(m).
7.11	Treatment of Forfeited Matching Contributions
Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be treated as a forfeiture under the Plan and applied in accordance with the provisions of Article XIV.

7.12	Determination of Income or Loss
The income or loss attributable to “excess contributions” that are distributed pursuant to this Article shall be determined by multiplying the income or loss for the preceding Plan Year attributable to the Employee’s Sub-Account to which the “excess contributions” were credited by a fraction, the numerator of which is the “excess contributions” made to such Sub-Account on the Employee’s behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Sub-Account on the last day of the preceding Plan Year, (b) reduced by the gain attributable to contributions to such Sub-Account for the preceding Plan Year, and (c) increased by the loss attributable to contributions to such Sub-Account for the preceding Plan Year.
7.13	Code Section 415 Limitations on Crediting of Contributions and Forfeitures
Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant’s compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant’s Account to the extent necessary in the following order:
Tax-Deferred Contributions made on behalf of the Participant for the “limitation year” that have not been matched, if any, shall be reduced.
Tax-Deferred Contributions made on behalf of the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.
Profit-Sharing Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.
Forfeitures otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.
Qualified Nonelective Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.
The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the “limitation year” and shall be applied against the Employer’s contribution obligation for the next following “limitation year” (and succeeding “limitation years”, as necessary). If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be applied against the Employer’s contribution obligation before any further contributions that would constitute “annual additions” may be made to the Plan.
For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.
7.14	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by reducing “annual additions” under the Plan as provided in the preceding Section. If the limitation contained in the preceding Section still is not satisfied, such excess shall be reduced as provided in the defined contribution plans other than the Plan.
7.15	Scope of Limitations
The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS
8.1	General Fund
The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.
8.2	Investment Funds
The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.
8.3	Loan Investment Fund
If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.
8.4	Employer Stock Investment Fund
The Sponsor shall direct the establishment and maintenance of an Employer stock Investment Fund to which Profit-Sharing Contributions shall be allocated together with any other contributions that a Participant elects to have allocated to the Employer stock Investment Fund. The Employer stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer stock Investment Fund shall be an undivided interest. The Employer stock Investment Fund is intended to be invested primarily in equity securities issued by an Employer or a Related Company that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5). In no event may a Participant’s Tax-Deferred Contributions made for any Plan Year beginning on or after January 1, 1999 in excess of one percent of the Participant’s Compensation for such Plan Year be required to be invested in such equity securities.

8.5	Income on Trust
Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.
8.6	Accounts
As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.
8.7	Sub-Accounts
A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX
LIFE INSURANCE CONTRACTS
9.1	Purchase of Contracts
Upon written instructions from the Administrator, the Trustee shall apply a portion of the interest of a Participant in the Trust toward the purchase, from a legal reserve life insurance company, of a life insurance contract or contracts, including a term life insurance contract or contracts, on the life of such Participant; provided, however, that if any portion of a Participant’s interest is used during any year to purchase such a contract, each other Participant shall be given the option to have the same proportion of his interest applied toward the purchase of such a contract for him. All such contracts shall designate the Trustee as the sole owner with exclusive power to exercise all rights, privileges, options and elections granted or permitted thereunder; provided, however, that the exercise of such power by the Trustee shall be subject to the right of the Administrator to direct the Trustee with respect thereto or to require the Trustee to obtain its approval before exercising any such power. Subject to any restrictions pertaining to a particular Investment Fund, amounts needed to purchase a life insurance contract or contracts shall be charged against each Investment Fund in the ratio that the balance of the Participant’s Account invested in the Investment Fund as of the most recent Valuation Date bears to the balance of the Participant’s entire Account, determined without regard to amounts held in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts.
9.2	Payment of Premiums
The Trustee, upon written instructions from the Administrator, shall pay each premium on any such contract or contracts held for a Participant and shall charge such premium payment to the Account of such Participant. The Trustee shall be under no obligation to pay any premium, however, unless there are sufficient funds available from the interest of such Participant in the Trust to make such payment. Each contract shall provide that all dividends and other credits payable thereunder, if any, shall be applied in reduction of premiums, except that any postmortem or termination dividend shall be added to and become a part of the proceeds payable to the beneficiary under the contract.
9.3	Overriding Conditions and Limitations
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section shall govern:
(a)	In the event of any conflict between the provisions of the Plan and the terms of any insurance contract or contracts purchased pursuant to this Article, the provisions of the Plan shall control.

(b)	At no time shall the aggregate of the premiums paid for any ordinary life or term life insurance contract or contracts upon the life of any Participant hereunder equal or exceed the sum of his After-Tax Contributions under the Plan and
(i)	if only ordinary life insurance contracts upon the life of such Participant are held hereunder, 50 percent of the Tax-Deferred Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective and Qualified Matching Contributions; or

(ii)	if only term life insurance contracts upon the life of such Participant are held hereunder, 25 percent of the Tax-Deferred Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective and Qualified Matching Contributions.
If both ordinary life and term life insurance contracts upon the life of any Participant are held hereunder, at no time shall the aggregate of one-half of the premiums paid for any ordinary life insurance contracts plus the premiums paid for any term life insurance contract equal or exceed the sum of his After-Tax Contributions under the Plan and 25 percent of the Tax-Deferred Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective and Qualified Matching Contributions. In order to comply with these limitations, the Administrator shall in writing direct the Trustee to take such action with respect to any such contract or contracts held by it as the Administrator shall deem advisable, including, but not limited to, conversion to paid-up basis or surrender of such contract or contracts or any part or parts thereof.
(c)	At all times each such contract upon the life of any Participant shall be held by the Trustee separate and apart from the Trust. The value of such contract shall not be taken into account in valuing the assets of the Trust nor shall such value be considered in determining the amount of a Participant’s interest in the Trust.

(d)	A Participant, with such advance written notice as may be required by the Administrator, may elect to have the purchase of insurance on his life discontinued. Any such notice shall specify the date on which such purchase is to be discontinued, but in no event shall any such notice be effective with respect to premiums which have been paid. Upon receipt of such notice, the Administrator shall in writing direct the Trustee to surrender any contract or contracts held on the Participant’s life on the date specified in the notice. The cash surrender value, if any, of any such contracts shall be added to the Trust when received by the Trustee and shall be credited to the Participant’s Account. The Participant’s vested interest in the cash surrender value of any such contract shall be determined as provided in paragraph (a) of Section 9.5.

9.4	Death Benefits
Upon the death of any Participant on whose life any contract is held hereunder prior to his termination of employment with his Employer and all Related Companies, the proceeds of such contract shall be paid to the Trustee for deposit in the Participant’s Account, to be paid to the Participant’s Beneficiary in accordance with the distribution provisions of the Plan.
9.5	Other Distributions; Vesting
(a)	If a Participant’s Settlement Date occurs before his Normal Retirement Date for any reason other than death or disability, the former Participant shall have a vested interest in the cash surrender value, if any, of each contract on his life then held hereunder, which shall be (i) a fraction thereof the numerator of which shall be the aggregate of the total premiums paid under the contract which were charged to his Tax-Deferred Contributions Sub-Account and his After-Tax Contributions Sub-Account and the denominator of which shall be the aggregate premiums paid under the contract; plus (ii) a percentage of the remaining fraction thereof which shall be the same percentage which is applied to determine his vested interest in the balance of his Account, as provided in Article VI.

(b)	If a Participant’s Settlement Date occurs under any other circumstances, or in the event of a termination of the Plan, the Participant shall have a fully vested interest in the cash surrender value, if any, of each contract held on his life hereunder.

(c)	A Participant whose Settlement Date has occurred shall receive distribution of his vested interest determined under this Section in the form of an insurance contract or contracts delivered to such Participant as soon as reasonably practicable, but in no event later than the 60th day after the close of the Plan Year in which his Settlement Date occurred; provided, however, that at the election of the Participant, and upon written instructions to the Trustee from the Administrator, such interest shall be transferred to the Trust in cash, and the amount thereof shall be credited to the Participant’s Account to be distributed to or for the benefit of the former Participant and, in the event of his death, to or for the benefit of his Beneficiary. The cash surrender value of the policy shall be credited to the Participant’s Account and invested among the Investment Funds in accordance with his currently effective investment election.

(d)	Any portion of the cash surrender value, if any, of any contract held on the life of a Participant hereunder which is not vested in him, shall be forfeited by the former Participant and deposited by the Trustee in the Trust, the amount thereof to be treated in the same manner as other forfeitures, as provided in Article XIV.

(e)	To implement the provisions of this Section, the Administrator shall in writing direct the Trustee to take such action with respect to any contract or contracts held hereunder as necessary, including, but not limited to, conversion to a paid-up basis or surrender of the contract or contracts or any part or parts thereof. In no event may any contract or contracts, or any portion of the value thereof, be retained in the Trust after a Participant’s Settlement Date, or after any termination of the Plan, for the purpose of continuing life insurance protection for such Participant.
9.6	Suspension of Further Purchases of Life Insurance Contracts
Notwithstanding any other provision of this Article, no further life insurance policies shall be purchased hereunder on or after July 31, 2004. Unless otherwise directed by the Sponsor, policies purchased prior to July 31, 2004 shall be maintained in accordance with this Article. Policies that are not maintained in accordance with this Article shall be treated as having been discontinued by the Participant and shall be disposed of as provided in paragraph (d) of Section 9.3.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
10.1	Future Contribution Investment Elections
Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf, other than as indicated in Section 10.2 Profit-Sharing Contributions, shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant’s change of investment election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.
10.2	Deposit of Contributions
All contributions made on a Participant’s behalf shall be deposited in the Trust and allocated among the Investment Funds including the Employer stock Investment Fund in accordance with the Participant’s currently effective investment election; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer stock Investment Fund, pending directions to the Administrator regarding their future investment. Notwithstanding the preceding, the Administrator may direct that not more than 50 percent of a Profit Sharing Contribution deposited to the Trust for a Plan Year may be allocated to the Employer stock Investment Fund. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant’s Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.
10.3	Election to Transfer Between Funds
A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants’ transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.
10.4	404(c) Protection
The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS
11.1	Crediting Accounts
All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.
11.2	Valuing Accounts
Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.
11.3	Plan Valuation Procedures
With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:
(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

11.4	Finality of Determinations
The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.
11.5	Notification
Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII
LOANS
12.1	Application for Loan
A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.
As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant’s vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.
A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.
12.2	Reduction of Account Upon Distribution
Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.
12.3	Requirements to Prevent a Taxable Distribution
Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:
(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Account and his vested interest under all other plans maintained by an Employer or a Related Company.
(c)	The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

(d)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (e)), provided that all of the following requirements are met:
(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.
(e)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:
(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than (1) for loans made prior to January 1, 2004, the last scheduled repayment date under the original amortization schedule extended by the period of such military service and (2) for loans made on or after January 1, 2004, the maximum period otherwise permitted under this Article extended by the period of such military service.
(f)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.
12.4	Administration of Loan Investment Fund
Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5	Default
If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the payment was due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.3(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.
12.6	Deemed Distribution Under Code Section 72(p)
If a Participant’s loan is in default as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s After-Tax Contributions.
12.7	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)
With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).
If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.
12.8	Special Rules Applicable to Loans
Any loan made hereunder shall be subject to the following rules:
(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(b)	Maximum Number of Outstanding Loans: A Participant may not have more than two outstanding loans at any time. A Participant with two outstanding loans may not apply for another loan until all but one of the existing loans is repaid in full and may not refinance an existing loan or obtain a third loan for the purpose of paying off an existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(c)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 15 years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

(e)	No Roll Over of Loans: A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.
12.9	Loans Granted Prior to Amendment
Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship Withdrawals of After-Tax Contributions
A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account.

13.2	Non-Hardship Withdrawals of Rollover Contributions
A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.3	Age 59 1/2 Withdrawals
A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
(a)	his Tax-Deferred Contributions Sub-Account.

(b)	his Qualified Nonelective Contributions Sub-Account.

(c)	his Qualified Matching Contributions Sub-Account.

(d)	his Profit-Sharing Contributions Sub-Account.

(e)	his Regular Matching Contributions Sub-Account.

13.4	Overall Limitations on Non-Hardship Withdrawals
Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:
(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

13.5	Hardship Withdrawals
A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
(a)	his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

(b)	his After-Tax Contributions Sub-Account.

(c)	his Rollover Contributions Sub-Account.

(d)	his Profit-Sharing Contributions Sub-Account.

(e)	his Regular Matching Contributions Sub-Account.

13.6	Hardship Determination
The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:
(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152) medical care described in Code Section 213(d);

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or any dependent of the Participant; or

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

13.7	Satisfaction of Necessity Requirement for Hardship Withdrawals
A withdrawal from a Participant’s Tax-Deferred Contributions Sub-Account shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:
(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant’s Tax-Deferred Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Article VII, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 12 months after his receipt of the withdrawal.

(d)	The Participant’s Tax-Deferred Contributions and “elective contributions”, as defined in Article VII, for his taxable year immediately following the taxable year of the withdrawal shall not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant’s Tax-Deferred Contributions and “elective contributions” for the taxable year of the withdrawal.
A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

13.8	Conditions and Limitations on Hardship Withdrawals
Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:
(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

13.9	Order of Withdrawal from a Participant’s Sub-Accounts
Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date
A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

14.2	Separate Accounting for Non-Vested Amounts
If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in his Employer Contributions Sub-Account shall be an amount (“X”) determined by the following formula:
X = P(AB + D) — D
For purposes of the formula:

P	= The Participant’s vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB	= The balance of the Participant’s Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	= The amount of all prior distributions from the Participant’s Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant’s Account balance shall not be considered distributions hereunder.

14.3	Disposition of Non-Vested Amounts
That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:
(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant’s Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.
(b)	If the Participant’s vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the last day of the five-year period beginning on his Settlement Date, provided that the Participant is not reemployed by an Employer or a Related Company prior to that date.

14.4	Treatment of Forfeited Amounts
Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be disposed of as follows:
(a)	The portion of such forfeiture that is attributable to Profit-Sharing Contributions and Matching Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated and have met the allocation requirements for Profit- Sharing Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant’s Compensation for the Plan Year from the Employers bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant’s Account hereunder shall be credited to his Profit-Sharing Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his Profit-Sharing Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI. Notwithstanding the foregoing, prior to allocating forfeitures attributable to Profit-Sharing Contributions and Matching Contributions among Participants’

Accounts, the Administrator may direct that any portion or all of such forfeitures shall be applied against Plan expenses. The forfeitures attributable to Profit-Sharing Contributions and Matching Contributions to be allocated among Participants’ Accounts shall be reduced by any such forfeitures that are applied against Plan expenses as provided herein.

14.5	Recrediting of Forfeited Amounts
A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of the Section entitled “Disposition of Non-Vested Amounts” and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:
(a)	he returns to employment with an Employer or a Related Company before the end of the five-year period beginning on the date he received, or is deemed to have received, distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the end of the five-year period beginning on the date he is reemployed; and

(c)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the end of the five year period beginning on the date he is reemployed.
Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV
DISTRIBUTIONS

15.1	Distributions to Participants
A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2	Partial Distributions to Retired or Terminated Participants
A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date may elect to receive distribution of all or any part of his Account at any time prior to his Required Beginning Date in a cash withdrawal or in any other form provided in Article XVI.

15.3	Distributions to Beneficiaries
If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant’s entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant’s death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:
(a)	If the Beneficiary is not the Participant’s spouse, the end of the first calendar year beginning after the Participant’s death; or

(b)	If the Beneficiary is the Participant’s spouse, the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.
If distribution is to be made to a Participant’s spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.4	Cash Outs and Participant Consent
Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. If distribution of a Participant’s vested interest is to be made pursuant to the preceding sentence before the later of the Participant’s Normal Retirement Date or the date the Participant attains age 62, and such vested interest exceeds $1,000, distribution of such vested interest shall be made through a direct rollover to an individual retirement plan selected by the Administrator, unless the Participant affirmatively elects distribution in a single sum payment or through a direct rollover to an “eligible retirement plan” (as defined in Code Section 402(c)(8)(B), modified as provided in Code Section 401(a)(31)(E)) specified by the Participant. Any distribution made pursuant to this Section to a Participant’s surviving spouse or other Beneficiary or to an alternate payee under a qualified domestic relations order shall not be subject to the automatic rollover provisions described in the preceding sentence. Notwithstanding any contrary provision of the Plan or any amendment to the Plan reflecting good faith compliance with EGTRRA, for purposes of determining whether a Participant’s vested interest in his Account exceeds $1,000, the balance of the Participant’s Rollover Contributions Sub-Account shall be included. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.
If a Participant’s vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to the later of his Normal Retirement Date or the date he attains age 62 without the Participant’s written consent.

15.5	Required Commencement of Distribution
Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than the earlier of:
(a)	unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.6	Transition Rules for Required Commencement of Distribution
Notwithstanding any other provision of the Plan to the contrary, a Participant who attains age 70 1/2 prior to January 1, 1999, may elect to receive distribution of his Account beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2, regardless of whether his Settlement Date has occurred.

15.7	Reemployment of a Participant
If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.8	Restrictions on Alienation
Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.9	Facility of Payment
If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.10	Inability to Locate Payee
If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.11	Distribution Pursuant to Qualified Domestic Relations Orders
Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI
FORM OF PAYMENT

16.1	Form of Payment
Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment. Notwithstanding the foregoing, if a Participant is required to commence benefit payments because his Required Beginning Date has occurred, such Participant may elect to receive distribution in periodic cash payments, made not less frequently than annually, equal to the minimum amount necessary to satisfy the distribution requirements of Code Section 401(a)(9) and regulations issued thereunder.

16.2	Direct Rollover
Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.
For purposes of this Section, the following terms have the following meanings:
(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a).

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:
(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	the portion of any distribution that consists of the Participant’s After-Tax Contributions.

(iii)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.
(iv)	any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.
(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.3	Notice Regarding Form of Payment
Within the 60-day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant’s Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.4	Distribution in the Form of Employer Stock
Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Employer stock.

ARTICLE XVII
BENEFICIARIES

17.1	Designation of Beneficiary
An unmarried Participant’s Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date.
If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the deceased Participant’s surviving children in equal shares or, if there are no surviving children, the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Spousal Consent Requirements
Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse’s written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse’s further consent. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII
ADMINISTRATION

18.1	Authority of the Sponsor
The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of the Chief Executive Officer of the Sponsor, may:
(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;
except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.2	Discretionary Authority
In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

18.3	Action of the Sponsor
Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by the Chief Executive Officer of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the Chief Executive Officer to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4	Claims Review Procedure
Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:
(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.
Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

18.5	Qualified Domestic Relations Orders
The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.6	Indemnification
In addition to whatever rights of indemnification the Trustee or the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, the trust agreement between Agilysys, Inc. and Investors Bank & Trust Company, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.7	Actions Binding
Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION

19.1	Amendment
Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2	Limitation on Amendment
The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3	Termination
The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:
(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.
(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, or a simplified employee pension as defined in Code Section 408(k)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.
Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4	Reorganization
The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant’s consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), or (IV) of sub-paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5	Withdrawal of an Employer
An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX
ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies
A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2	Effective Plan Provisions
An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment
Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits
Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees
The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses
The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures the Administrator has directed to be used for payment of expenses. Any remaining expenses shall be allocated among Participants’ Accounts.

21.5	Precedent
Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information
The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets
The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Back Pay Awards
The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9	Condition on Employer Contributions
Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10	Return of Contributions to an Employer
Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:
(a) is made under a mistake of fact, or
(b) is disallowed as a deduction under Code Section 404,
such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11	Validity of Plan
The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12	Trust Agreement
The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13	Parties Bound
The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14	Application of Certain Plan Provisions
For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15	Merged Plans
In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16	Transferred Funds
If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17	Veterans Reemployment Rights
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18	Delivery of Cash Amounts
To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19	Written Communications
Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

ARTICLE XXII
TOP-HEAVY PROVISIONS
22.1	Definitions
For purposes of this Article, the following terms shall have the following meanings:
The “compensation” of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the “compensation” of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the “compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual “compensation” limitation described above shall be adjusted with respect to that Participant by multiplying the annual “compensation” limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is “required” for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on “compensation” for a period of at least 12 months.
The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.
A “key employee” means any Employee or former Employee who is a “key employee” pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.
A “non-key employee” means any Employee who is not a “key employee”.
A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.
A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant “determination date”.

A “super top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” that, as of the “determination date”, would qualify as a “top-heavy group” under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.
A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the “determination date”, would qualify as a “top-heavy plan” under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition. A plan is also a “super top-heavy plan” if it is part of a “super top-heavy group”.
A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.
A “top-heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the “determination date”, (ii), in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the “determination date”, and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top-heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.
The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.
22.2	Applicability
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined. If the Plan is determined to be a “top-heavy plan” and upon a subsequent “determination date” is determined no longer to be a “top-heavy plan”, the vesting provisions of this Article shall continue to apply.
22.3	Minimum Employer Contribution
If the Plan is determined to be a “top-heavy plan” for a Plan Year, the Employer Contributions, other than Matching Contributions, and forfeitures, other than forfeitures attributable to Matching Contributions, allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions and forfeitures, other than forfeitures attributable to Matching Contributions, to each such “non-key employee” shall be three percent of the “compensation” of such “non-key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.
In lieu of the minimum top-heavy allocation otherwise required under this Section, each “non-key employee” who is an Eligible Employee and is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under any other top-heavy defined contribution plan or plans of an Employer or a Related Company will receive the top-heavy allocations provided under such other plan in lieu of the minimum top-heavy allocation under the Plan.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year” for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant’s Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election.
22.4	Accelerated Vesting
If the Plan is determined to be a “top-heavy plan”, a Participant’s vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%
*          *          *
EXECUTED AT Agilysys, Inc., this 5 day of June, 2006.

AGILYSYS, INC.

By:	/s/ Richard A. Sayers, II

Title: Executive Vice President — Chief Human Resources Officer

And:

Title:

APPENDIX TO
THE RETIREMENT PLAN OF AGILYSYS, INC.

Re:	Minimum Distribution Requirements
SECTION I
DEFINITIONS
1.1	Definitions
For purposes of this Appendix the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.
A Participant’s “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Appendix. The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year”.
A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
A “Participant’s account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

SECTION II
GENERAL RULES
2.1	Effective Date
The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 calendar year that are made on or after October 21, 2002.
2.2	Coordination with Minimum Distribution Requirements Previously in Effect
Required minimum distributions for 2002 under this Appendix will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix equals or exceeds the required minimum distributions determined under this Appendix, then no additional distributions will be required to be made for 2002 on or after the effective date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix is less than the amount determined under this Appendix, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Appendix.
2.3	Precedence
The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan. In addition, the definition of “life expectancy” in this Appendix will take precedence over the definition of life expectancy described in the Plan with respect to installment payments.
2.4	Requirements of Treasury Regulations Incorporated
All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).
SECTION III
TIME AND MANNER OF DISTRIBUTION
3.1	Required Beginning Date
A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

3.2	Death of Participant Before Distributions Begin
If a Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, then, except as provided in Section VI of this Appendix, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, then, except as provided in Section VI of this Appendix, distributions to the “designated beneficiary” will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 3.2, other than Section 3.2(a), will apply as if the surviving spouse were the Participant.
For purposes of this Section 3.2 and Section V, unless Section 3.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 3.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.2(a)), the date distributions are considered to begin is the date distributions actually commence.
3.3	Forms of Distribution
Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first “distribution calendar year”, distributions will be made in accordance with Sections IV and V of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.
SECTION IV
REQUIRED MINIMUM DISTRIBUTIONS
DURING PARTICIPANT’S LIFETIME
4.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year
During the Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:
(a)	the quotient obtained by dividing the “Participant’s account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(b)	if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s spouse, the quotient obtained by dividing the “Participant’s account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the “distribution calendar year”.
4.2	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death
Required minimum distributions will be determined under this Section IV beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death.
SECTION V
REQUIRED MINIMUM DISTRIBUTIONS
AFTER PARTICIPANT’S DEATH
5.1	Death On or After Date Distributions Begin
If a Participant dies on or after the date distributions begin, the following rules shall apply.

(a)	If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as follows:
(i)	The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, the remaining “life expectancy” of the surviving spouse is calculated for each “distribution calendar year” after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving spouse’s death, the remaining “life expectancy” of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)	If there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
5.2	Death Before Date Distributions Begin
If the Participant dies before the date distributions begin, the following rules shall apply:
(a)	Except as provided in Section VI, if there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 5.1 of this Appendix.

(b)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 3.2(a) of this Appendix, this Section 5.2 will apply as if the surviving spouse were the Participant.
SECTION VI
SPECIAL RULES
6.1	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries
If a Participant dies before distributions begin and there is a “designated beneficiary”, distribution to the “designated beneficiary” is not required to begin by the date specified in Section 3.2 of the Appendix, but the Participant’s entire interest will be distributed to the “designated beneficiary” by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the 5-year rule will apply as if the surviving spouse were the Participant.

FIRST AMENDMENT
TO
THE RETIREMENT PLAN OF AGILYSYS, INC.
January 1, 2006 Restatement
     The Retirement Plan of Agilysys, Inc., originally effective as of April 1, 1972, as presently maintained under an amendment and restatement made effective as of January 1, 2006, is hereby amended, effective as of March 15, 2007, by amending Section 12.8 of the Plan to provide as follows:
12.8	Special Rules Applicable to Loans
     Any loan made hereunder shall be subject to the following rules:
(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(b)	Maximum Number of Outstanding Loans: A Participant may not have more than two outstanding loans at any time. A Participant with two outstanding loans may not apply for another loan until all but one of the existing loans is repaid in full and may not refinance an existing loan or obtain a third loan for the purpose of paying off an existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(c)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 15 years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.
*     *     *

1

     EXECUTED at Agilysys, Inc. this 25 day of June, 2007.

AGILYSYS, INC.

By:	/s/ Sue Gerlach

Title:	Benefits Manager

2

SECOND AMENDMENT
TO
THE RETIREMENT PLAN OF AGILYSYS, INC.
January 1, 2006 Restatement
     The Retirement Plan of Agilysys, Inc., originally effective as of April 1, 1972, as presently maintained under an amendment and restatement made effective as of January 1, 2006, as amended, is hereby further amended, effective as of the dates indicated, by amending the definition of “Predecessor Employer” in Section 1.1 of the Plan to provide as follows:
A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code. In addition, for purposes of crediting both Eligibility and Vesting Service, a Predecessor Employer includes the following: Visual One Systems (effective February 1, 2007) and Stack Computer (effective May 1, 2007).
*     *     *
EXECUTED at Solon, Ohio this 25 day of June, 2007.

AGILYSYS, INC.

By:	/s/ Sue Gerlach

	Title:	Benefits Manager

1

THIRD AMENDMENT
TO
THE RETIREMENT PLAN OF AGILYSYS, INC.
January 1, 2006 Restatement
     The Retirement Plan of Agilysys, Inc., originally effective as of April 1, 1972, as presently maintained under an amendment and restatement made effective as of January 1, 2006, as amended, is hereby further amended, effective as of the dates indicated below.
PART A
Effective as of January 1, 2007, Section 4.2 of the Plan is amended to provide as follows:
4.2	Amount of Tax-Deferred Contributions
The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than 1 percent nor more than 50 percent. Notwithstanding the preceding, the amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee who is classified as a Highly Compensated Employee shall be not less than 1 percent nor more than 9 percent. Effective January 1, 2008, the amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee who is classified as a Highly Compensated Employee shall be not less than 1 percent nor more than 50 percent.
In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.
PART B
Effective as of July 1, 2007, the Plan is amended in the following respects:
1. The definitions of “Matching Contribution” and “Qualified Nonelective Contribution” in Section 1.1 of the Plan are amended to provide as follows:
A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s Tax-Deferred Contributions as provided in Article VI.

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A “Qualified Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.
2. The definitions of “Qualified Matching Contribution” and “Regular Matching Contribution” are deleted from Section 1.1 of the Plan.
3. The following definitions of “Prior Matching Contribution” and “Safe Harbor Matching Contribution” are added to Section 1.1 of the Plan.
A “Prior Matching Contribution” means any Matching Contribution made under the terms of the Plan in effect prior to July 1, 2007.
A “Safe Harbor Matching Contribution” means any Matching Contribution designated as such and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(13).
4. Section 3.6 of the Plan is amended to provide as follows:
3.6	One-Time Election Not to Participate
Notwithstanding any other provision of the Plan to the contrary, at the time that a person is first employed by an Employer or any Related Company or at the time an Employee first becomes eligible to make Tax-Deferred Contributions under the Plan (provided such Employee was not previously eligible to participate in any other cash or deferred arrangement maintained by an Employer or a Related Company), such Employee may make a one-time irrevocable election not to be eligible to make Tax-Deferred Contributions. An Employee’s election hereunder shall apply to the Plan and any other plan maintained or established by an Employer or a Related Company that contains a cash or deferred arrangement for the duration of the Employee’s employment with all Employers and Related Companies. An Employee who makes a one-time election in accordance with the provisions of this Section shall not be considered an Eligible Employee for purposes of applying the limitations on Tax-Deferred Contributions of Highly Compensated Employees under Article VII.
An Employee who makes a one-time irrevocable election not to be eligible to make Tax-Deferred Contributions shall also be deemed to have elected not to be eligible to receive

2

allocations of Profit-Sharing Contributions and Qualified Nonelective Contributions, and he shall not be treated as an Eligible Employee for such Plan purposes.
5. Section 6.1 of the Plan is amended to provide as follows:
6.1	Contribution Period
The Contribution Periods for Employer Contributions shall be as follows:
(a)	The Contribution Period for Safe Harbor Matching Contributions under the Plan is each payroll period.

(b)	The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for Profit-Sharing Contributions under the Plan is each Plan Year.
6. Section 6.6 of the Plan is amended to provide as follows:
6.6	Amount and Allocation of Safe Harbor Matching Contributions
Each Employer shall make a Safe Harbor Matching Contribution on behalf of each of its Eligible Employees during the Contribution Period who has made Tax-Deferred Contributions for such Contribution Period. The amount of the Safe Harbor Matching Contribution shall be equal to:
(a)	100 percent of the first 1 percent of the Eligible Employee’s Compensation that he contributes to the Plan as Tax-Deferred Contributions; plus

(b)	50 percent of the next 5 percent of the Eligible Employee’s Compensation that he contributes to the Plan as Tax-Deferred Contributions.
7. Sections 6.7, 6.8, and 6.9 of the Plan are deleted, and Sections 6.10 through 6.13 are renumbered as Sections 6.7 through 6.10.
8. Section 6.7 (formerly Section 6.10) of the Plan is amended to provide as follows:
6.7	Payment of Employer Contributions

3

Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in ERISA Section 407(d)(5), to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year. In no event, however, shall the Safe Harbor Matching Contribution with respect to Tax-Deferred Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.
9. Section 6.8 (formerly Section 6.11) of the Plan is amended to provide as follows:
6.8	Allocation Requirements for Employer Contributions
A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Profit-Sharing Contributions for such Contribution Period only if (i) he is employed as an Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period. The number of Hours of Service required to receive an allocation of Profit-Sharing Contributions hereunder shall be pro-rated for any short Contribution Period.
A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.
A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Safe Harbor Matching Contributions for such Contribution Period.
10. Section 6.9 (formerly Section 6.12) of the Plan is amended to provide as follows:
6.9	Vesting of Employer Contributions
A Participant’s vested interest in his Qualified Nonelective Contributions Sub-Account shall be at all times 100 percent.
A Participant’s vested interest in his Safe Harbor Matching Contributions Sub-Account shall be zero percent until the Participant has completed 2 years of Vesting Service at which time his vested interest in his Safe Harbor Matching Contributions Sub-Account shall be 100 percent.
A Participant’s vested interest in his Profit-Sharing and Prior Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

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Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%
Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, his Early Retirement Date, the date he dies, or the date he becomes Disabled, his vested interest in his Profit-Sharing, Prior Matching, and Safe Harbor Matching Contributions Sub-Accounts shall be 100 percent.
11. The definitions of “contribution percentage” and “deferral percentage” in Section 7.1 of the Plan are amended to provide as follows:
The “contribution percentage” with respect to an “eligible participant” for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his “test compensation” for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Nonelective Contributions made to the Plan on an “eligible participant’s” behalf for the Plan Year in computing the numerator of such “eligible participant’s” “contribution percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions and/or Qualified Nonelective Contributions that are included in determining the numerator of an “eligible participant’s” “deferral percentage” may not be included in determining the numerator of his “contribution percentage”.
Notwithstanding the foregoing, the following special rules apply for any Plan Year in which the limitations on Tax-Deferred Contributions described in Section 7.4 are deemed satisfied, as provided in Section 7.13:
(1)	Tax-Deferred Contributions and Safe Harbor Matching Contributions that are required to satisfy the requirements of Code Section 401(k)(12)(B) shall not be included in determining the numerator of an “eligible participant’s” “contribution percentage” for such Plan Year.

(2)	If the limitations on Matching Contributions described in Section 7.7 are also deemed satisfied for the Plan Year, as provided in Section 7.13, the Sponsor may

5

elect to exclude Matching Contributions made on an “eligible participant’s” behalf for the Plan Year in determining the numerator of the “eligible participant’s” “contribution percentage” for such Plan Year.
(3)	If the limitations on Matching Contributions described in Section 7.7 are not deemed satisfied for the Plan Year, the Sponsor may only elect to exclude Matching Contributions made on an “eligible participant’s” behalf for the Plan Year in an amount up to four percent of the “eligible participant’s” “test compensation” for the Plan Year in determining the numerator of the “eligible participant’s” “contribution percentage” for such Plan Year.
Contributions made on an “eligible participant’s” behalf for a Plan Year shall be included in determining his “contribution percentage” for such Plan Year only if the contributions are allocated to the “eligible participant’s” Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination of an “eligible participant’s” “contribution percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his “test compensation” for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Nonelective Contributions made to the Plan on the Eligible Employee’s behalf for the Plan Year in computing the numerator of such Eligible Employee’s “deferral percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee’s “contribution percentage” may not be included in determining the numerator of his “deferral percentage”.
Contributions made on an Eligible Employee’s behalf for a Plan Year shall be included in determining his “deferral percentage” for such Plan Year only if they meet the following requirements:
(a)	Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee’s deferral election, have been received by the Eligible Employee during such Plan Year.

(b)	The contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year.

(c)	The contributions must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.

6

The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
12. Section 7.5 of the Plan is amended to provide as follows:
7.5	Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “deferral percentage” of Highly Compensated Employees in order of their “deferral percentages” as follows:
(a)	The highest “deferral percentage(s)” shall be reduced to the greater of (1) the maximum “deferral percentage” that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest “deferral percentage”.

(b)	If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “deferral percentages” of Highly Compensated Employees, continuing with the next highest “deferral percentage”, in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section 7.4 is satisfied.
The determination of the amount of “excess contributions” hereunder shall be made after Tax-Deferred Contributions and “excess deferrals” have been distributed pursuant to Sections 7.2 and 7.3, if applicable.
After determining the dollar amount of the “excess contributions” that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred and Qualified Nonelective, Contributions (to the extent such contributions are included in determining “deferral percentages”) allocated to their Accounts as follows:
(c)	The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred and Qualified Nonelective Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

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(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.
13. Section 7.6 of the Plan is amended to provide as follows:
7.6	Distribution of Excess Tax-Deferred Contributions
“Excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.
If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
14. Sections 7.13 through 7.15 of the Plan are renumbered as Sections 7.15 through 7.17, and new Sections 7.13 and 7.14 are added to Article VII which provide as follows:
7.13	Deemed Satisfaction of the Limitations on Tax-Deferred Contributions and Matching Contributions of Highly Compensated Employees
Notwithstanding any other provision of this Article to the contrary, for Plan Years in which the Employers satisfy the safe harbor notice requirements described in the following Section, and make the Safe Harbor Matching Contribution described in Article VI, the Plan shall be deemed to have satisfied the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Section 7.4. If the Plan also satisfies the requirements of Code Section 401(m)(11) and regulations issued thereunder, the Plan shall be deemed to have satisfied the limitations on Matching Contributions of Highly Compensated Employees described in Section 7.7. The Plan

8

shall not be deemed to have satisfied the limitations on Matching Contributions of Highly Compensated Employees for any Plan Year if an Employer or a Related Company maintains a plan under which “matching contributions” on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan and such “matching contributions” must be aggregated with Matching Contributions made on behalf of any Highly Compensated Employee under the Plan.
7.14	Notice Requirements for Safe Harbor Matching Contributions
For each Plan Year in which an Employer makes a Safe Harbor Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing (i) the formula used for determining Safe Harbor Matching Contributions; (ii) any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions; (iii) the type and amount of Compensation that may be deferred under the Plan as Tax-Deferred Contributions; (iv) how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed; and (v) the withdrawal and vesting provisions applicable to contributions under the Plan. The descriptions required in items (ii) through (v) may be provided by cross references to the relevant section(s) of an up to date summary plan description.
The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:
(a)	for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)	for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.
Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make Tax-Deferred Contributions to the Plan on his behalf.
15. Section 13.3 of the Plan is amended to provide as follows:
13.3	Age 59 1/2 Withdrawals
A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in

9

this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
(a)	his Tax-Deferred Contributions Sub-Account.

(b)	his Qualified Nonelective Contributions Sub-Account.

(c)	his Profit-Sharing Contributions Sub-Account.

(d)	his Prior Matching Contributions Sub-Account.

(e)	his Safe Harbor Matching Contributions Sub-Account.
16. Section 13.5 of the Plan is amended to provide as follows:
13.5	Hardship Withdrawals
A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
(a)	his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

(b)	his After-Tax Contributions Sub-Account.

(c)	his Rollover Contributions Sub-Account.

(d)	his Profit-Sharing Contributions Sub-Account.

(e)	his Prior Matching Contributions Sub-Account.
17. Section 14.4 of the Plan is amended to provide as follows:
14.4	Treatment of Forfeited Amounts
Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be disposed of as follows:
(a)	The portion of such forfeiture that is attributable to Profit-Sharing Contributions and Prior Matching Contributions, if any, shall be allocated among the Accounts

10

of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated and have met the allocation requirements for Profit- Sharing Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant’s Compensation for the Plan Year from the Employers bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant’s Account hereunder shall be credited to his Profit-Sharing Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his Profit-Sharing Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI. Notwithstanding the foregoing, prior to allocating forfeitures attributable to Profit-Sharing Contributions and Prior Matching Contributions among Participants’ Accounts, the Administrator may direct that any portion or all of such forfeitures shall be applied against Plan expenses. The forfeitures attributable to Profit-Sharing Contributions and Prior Matching Contributions to be allocated among Participants’ Accounts shall be reduced by any such forfeitures that are applied against Plan expenses as provided herein.
(b)	The portion of such forfeiture that is attributable to Safe Harbor Matching Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated and have met the allocation requirements for Safe Harbor Matching Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant’s Compensation for the Plan Year from the Employers bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant’s Account hereunder shall be credited to his Safe Harbor Matching Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his Safe Harbor Matching Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI. Notwithstanding the foregoing, prior to allocating forfeitures attributable to Safe Harbor Matching Contributions among Participants’ Accounts, the Administrator may direct that any portion or all of such forfeitures shall be applied against Plan expenses. The forfeitures attributable to Safe Harbor Matching Contributions to be allocated among Participants’ Accounts shall be reduced by any such forfeitures that are applied against Plan expenses as provided herein.
*     *     *

11

EXECUTED at Solon, Ohio this 29 day of June, 2007.

AGILYSYS, INC.

By:	/s/ Sue Gerlach

	Title:	Benefits Manager

12

ADDENDUM INCORPORATING
EGTRRA COMPLIANCE AMENDMENT
TO
THE RETIREMENT PLAN OF AGILYSYS, INC. (THE “PLAN”)
This Amendment to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.
This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
References to provisions by Plan Section or Article numbers in this Amendment are to the provisions associated with these Section or Article numbers in the approved volume submitter specimen plan from which the Plan is generated. If the Section or Article numbers have been changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section or Article numbers in the approved volume submitter specimen plan.
AMENDMENT SECTION 1: PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES
☑	Select this Amendment Section 1 if the Plan provides for loans. (Do not select if the Plan does not provide for loans.)

Effective for plan loans made after December 31, 2001, the provisions of Section 12.1 prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.
AMENDMENT SECTION 2: LIMITATIONS ON CONTRIBUTIONS
☑	All Plans must select this Amendment Section 2.

Effective for “limitation years” beginning after December 31, 2001, the first sentence of the Section in Article VII entitled “Code Section 415 Limitations on Crediting of Contributions and Forfeitures” is amended to provide as follows:

Except to the extent permitted under Amendment Section 11 and Code Section 414(v), if applicable, the “annual addition” that may be contributed or allocated to a Participant’s Account under the Plan for any “limitation year” shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the “limitation year”. The compensation limit referred to in this paragraph (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an “annual addition”.
AMENDMENT SECTION 3: INCREASE IN COMPENSATION LIMIT
☑	Select this Amendment Section 3 to increase the Compensation limit applicable under Code Section 401(a)(17) to the new $200,000 limit. (If you do not wish to increase to the new Compensation limit, do not select this Amendment Section 3.)

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
AMENDMENT SECTION 4: MODIFICATION OF TOP-HEAVY RULES
☑	Select this Amendment Section 4 if the Plan covers non-collectively bargained employees. (If the Plan covers collectively bargained employees only, do not select this Amendment Section 4.)

This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends Article XXII of the Plan
A.	The definition of “key employee in Section 22.1 is amended to provide as follows:
A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer or a Related Company, or a 1-percent owner of an Employer or a Related Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a “key employee” will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
B.	The definition of “top heavy plan” in Section 22.1 is modified for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of a “determination date” as follows:
The present values of accrued benefits and the amounts of account balances of an Employee as of the “determination date” shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the “determination date”. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”. The accrued benefits and accounts of any individual who has not performed services for an Employer or any Related Company during the one-year period ending on the “determination date” shall not be taken into account.
C.	The Section in Article XXII entitled “Minimum Employer Contributions” is modified in the following respect:
Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
AMENDMENT SECTION 5: DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
☑	All Plans must select this Amendment Section 6.

Effective with respect to distribution made after December 31, 2001, the Section in Article XVI entitled “Direct Rollovers” is amended in the following respects:

A.	The definition of “eligible retirement plan” in paragraph (a) is modified by the addition of a new sentence at the end thereof to provide as follows:
An “eligible retirement plan” shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).
B.	If the Plan provides for hardship withdrawals, the definition of “eligible rollover distribution” in paragraph (b) is modified to exclude ALL hardship distributions. Any amount that is distributed on account of hardship shall not be an “eligible rollover distribution” and the distributee may not elect to have any portion of such a distribution paid directly to an “eligible retirement plan”.

C.	If the Plan includes assets attributable to After-Tax Contributions, the definition of “eligible rollover distribution” in paragraph (b) is modified to eliminate the exclusion of After-Tax Contributions. A portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
AMENDMENT SECTION 6: ROLLOVERS FROM OTHER PLANS
☑	Select this Amendment Section 6 and complete the selections below only if the Plan accepts Rollover Contributions.

Effective with respect to distributions made after December 31, 2001, the Section of Article V entitled “Rollover Contributions” is amended to provide the following:
A.	The Plan will accept as a Rollover Contribution a direct rollover (the rollover is made directly from the other qualified plan or annuity contract) of an “eligible rollover distribution” from (select all that apply):
☐	a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions.

☑	a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions. (do not select if the preceding selection is marked.)

☑	an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

☑	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☐	none of the above.
B.	The Plan will accept as a Rollover Contribution a participant rollover (the rollover amount is first distributed to the participant who then rolls it over into the Plan) of an “eligible rollover distribution” from (select all that apply):
☑	a qualified plan described in Code Section 401(a) or 403(a).

☑	an annuity contract described in Code Section 403(b).

☑	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☐	none of the above.
C.	Select one of the following:
☑	The Plan will accept as a Rollover Contribution a direct or participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

or

☐	The Plan will not accept as a Rollover Contribution a direct or participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

AMENDMENT SECTION 7: ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS
☑	This Amendment Section 7 may be selected if the Plan provides for involuntary cash-outs. If this Amendment Section 7 is selected complete the fill-ins below. Note that this Amendment will result in the involuntary distribution of a separated Participant’s Account over $5,000 if the portion of the Account that is not attributable to Rollover Contributions is $5,000 or less.

For purposes of the Section in Article XV entitled “Cash Outs and Participant Consent”, the value of a Participant’s vested interest in his Account shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s vested interest in his Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire vested interest in his Account.
AMENDMENT SECTION 8: REPEAL OF MULTIPLE USE TEST
If applicable, the Section of Article VII entitled “Multiple Use Limitation” shall not apply for Plan Years beginning after December 31, 2001.
AMENDMENT SECTION 9. MODIFICATION OF TOP-HEAVY RULES FOR SAFE HARBOR PLANS
☐	Select this Amendment Section 9 if the Plan consists solely of a cash or deferred arrangement which is intended to meet the safe harbor requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the safe harbor requirements of Code Section 401(m)(11) are intended to be met.

The top-heavy requirements of Code Section 416 and Article XXII of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met.
AMENDMENT SECTION 10: CATCH-UP CONTRIBUTIONS
☑	Select this Amendment Section 10 and complete the fill-in below only if the Plan provides for Tax-Deferred Contributions.

All Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” in accordance with, and subject to the limitations of, Code Section 414(v). Such “catch-up contributions” shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such “catch-up contributions”.
☐	Tax-Deferred Contributions that are treated as “catch up contributions” are excluded from eligibility for Matching Contributions under the Plan.
AMENDMENT SECTION 11: SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION
☑	Selection of this Amendment Section 11 is optional for 401(k) plans, other than plans described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules), that use the safe harbor (deemed) standards for hardship withdrawals of Tax-Deferred Contributions set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv). This Amendment Section 11 is required for a plan described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules) and that provide for hardship withdrawals. Also see Notice 2001-56 for guidance regarding the effective date of the change made by EGTRRA Section 636(a).
If you select this Amendment Section 11 the automatic suspension of elective contributions following a hardship withdrawal will be reduced from 12 months to 6 months.
A Participant who makes a hardship withdrawal of Tax-Deferred Contributions on or after the effective date specified below, shall be prohibited from making “elective contributions” and “employee contributions”, as defined in Section 7.1, under the Plan and all other plans maintained by an Employer or a Related Company for six months after receipt of the withdrawal.
AMENDMENT SECTION 12: ELIMINATION OF REDUCTION IN 402(g) LIMIT FOR YEAR FOLLOWING YEAR IN WHICH HARDSHIP DISTRIBUTION MADE
☑	Selection of this Amendment Section 12 is optional for 401(k) plans, other than plans described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules), that use the safe harbor (deemed) standards for hardship withdrawals of Tax-Deferred Contributions set forth in Treas. Reg. Section 1.401(k)-1 (d)(2)(iv). This Amendment Section 12 is required for a plan described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules) and that provide for hardship withdrawals. Also see Notice 2001-56 for guidance regarding the effective date of the change made by EGTRRA Section 636(a).
If you select this Amendment Section 12 the reduction in the maximum Tax-Deferred Contributions that a participant may make under Code Section 402(g) in the year following a hardship distribution for contributions made in the year of the distribution will be eliminated.
A Participant who makes a hardship withdrawal of Tax-Deferred Contributions on or after the effective date specified below, shall not have his maximum Tax-Deferred Contributions and “elective contributions” for the taxable year following the taxable year of the withdrawal reduced under Code Section 402(g) by the amount of his Tax-Deferred Contributions and “elective contributions” for the taxable year of the withdrawal.
AMENDMENT SECTION 13: DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT
☑	This Amendment Section 13 should be selected and the selections and fill-ins below completed if your Plan provides for tax-deferred contributions and you want deferrals and related costs to be distributable in the event you sell off assets and want employees who continue employment with the buyer to be paid out of the Plan.
A Participant’s Tax-Deferred Contributions Sub-Account, Qualified Nonelective Contributions Sub-Account, and Qualified Matching Contributions Sub-Account shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
* * *
     EXECUTED AT Agilysys, Inc, this 5 day of June, 2006.

By:	/s/ Richard A. Sayers, II
Title: Executive Vice President - Chief Human Resources Officer

Contract No. 60022.001
Instructions for Completing and Adopting
Volume Submitter 401(k) Profit-Sharing Plan
Final 401(k) Regulations Compliance Amendment
     1. This Final 401(k) Regulations Compliance Amendment may only by used by Plan Sponsors who have adopted or intend to adopt volume submitter specimen plan VS322434 to generate defined contribution plan restatements.
     2. This Amendment is intended to comply with IRS rules governing good faith amendments. Adoption of this Amendment will not remove the Plan from volume submitter status. This Amendment may be relied upon to comply the Plan in good faith with the requirements of the final 401(k) regulations until the Plan is formally restated to comply with the final 401(k) regulations and other pension law updates in the future as may be required by IRS rules. The Plan must be administered in accordance with the provisions of this Amendment until the Plan is formally restated.

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Contract No. 60022.001
FINAL 401(k) REGULATIONS
COMPLIANCE AMENDMENT
TO
Name of Plan: The Retirement Plan of Agilysys, Inc.
(the “Plan”)
This Amendment to the Plan is adopted to reflect certain provisions of the final regulations issued under Code Section 401(k) by the Treasury Department on December 29, 2004 (the “final 401(k) regulations”). This Amendment is intended as good faith compliance with the requirements of the final 401(k) regulations and is to be construed in accordance with the final 401(k) regulations. Except as otherwise specifically provided, this Amendment shall be effective as of (select one):
☑	the first day of the 2006 Plan Year.

☐	the first day of the 2005 Plan Year.

☐	the first day of the 2004 Plan Year. (May only be selected if the 2004 Plan Year ended after December 29, 2004.)
This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
References to provisions by Plan Section or Article numbers in this Amendment are to the provisions associated with these Section or Article numbers in the approved volume submitter specimen plan from which the Plan is generated. If the Section or Article numbers have been      , changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section or Article numbers in the approved volume submitter specimen plan.
AMENDMENT SECTION 1: INCREASE IN PERCENTAGE OF COMPENSATION AUTOMATICALLY DEFERRED UNDER AUTOMATIC ENROLLMENT PROGRAM
☐	Select this Amendment Section 1 if the Plan provides for automatic deferrals and is being amended to change the automatic deferral amount
Unless an Eligible Employee elects otherwise in accordance with the provisions of Article IV, his Compensation will be reduced and Tax-Deferred Contributions will be made on his behalf equal to the following percentage of Compensation:
                    %

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The provisions of this Amendment Section 1 are effective as of:

AMENDMENT SECTION 2: NO PRE-SERVICE CONTRIBUTIONS
☑	All Plans must select this Amendment Section 2.
In no event shall an Employer deliver Tax-Deferred Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Tax-Deferred Contribution is being made, unless such pre-funding is to accommodate a bond fide administrative concern and is not for the principal purpose of accelerating deductions.
If the Plan also provides for Matching Contributions, in no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.
AMENDMENT SECTION 3: LIMIT ON DESIGNATION OF PROFIT-SHARING CONTRIBUTIONS AS QUALIFIED NONELECTIVE CONTRIBUTIONS
☑	Select this Amendment Section 3 if the Plan is being amended to limit the portion of any Profit-Sharing Contribution designated as a Qualified Nonelective Contribution to an amount that satisfies the limitation on targeted Qualified Nonelective Contributions under the final 401(k) regulations.
An Employer may designate any portion or all of its Profit-Sharing Contribution as a Qualified Nonelective Contribution; provided, however, that in no event shall the amount designated as a Qualified Nonelective Contribution hereunder, when combined with any separate Qualified Nonelective Contribution made under the terms of the Plan, exceed the “QNEC limit” described in Section 5 of this Amendment. Amounts that are designated as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.
AMENDMENT SECTION 4: SEPARATE QUALIFIED NONELECTIVE CONTRIBUTIONS
☑	Select this Amendment Section 4 if the Plan is being amended to provide for discretionary Qualified Nonelective Contributions that satisfy the limitation on targeted Qualified Nonelective Contributions under the final 401(k) regulations.

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This Amendment Section 4 shall supersede any other Plan provision for a separate Qualified Nonelective Contribution.
Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Plan Year in an amount determined by the Employer. Any discretionary Qualified Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described below. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be (select one):
☐	in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

☑	either (i) in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees or (ii) a flat dollar amount, as determined by the Sponsor for the Contribution Period. If allocation is made in accordance with (ii), in no event shall an Eligible Employee’s allocable share of the additional, discretionary Qualified Nonelective Contribution exceed the “QNEC limit” described in Section 5 of this Amendment.

☐	a percentage, which need not be uniform with respect to each such Eligible Employee, of his “test compensation” (as defined in Section 7.1) for the Contribution Period. The Employer may designate those Eligible Employees on whose behalf it will make a Qualified Nonelective Contribution. In no event shall the allocable share of an Eligible Employee in the Qualified Nonelective Contribution exceed the “QNEC limit” described in Section 5 of this Amendment.
An Eligible Employee’s Compensation shall (select one if allocation is based on Compensation):
☐	include Compensation earned before the date he became an Eligible Employee.

☑	exclude Compensation earned before the date he became an Eligible Employee.
An individual shall be eligible to receive an allocation of Qualified Nonelective Contributions hereunder if he is an Eligible Employee during the Plan Year and he (select any requirement(s) that apply):
☑	is not a Highly Compensated Employee for the Plan Year.

☐	he is employed by an Employer or a Related Company on the last day of the Plan Year or he has completed at least 501 Hours of Service during the Plan Year (cannot be selected with the last day or service requirements below)

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☐	completes the service requirement specified below during the Plan Year (select one):
☐	1,000 Hours of Service

☐	501 Hours of Service

☐	the following number of Hours of Service:

☐	more than 91 consecutive calendar days of service

☐	more than three consecutive calendar months of service
☐	is employed on the last day of the Plan Year (select one):
☐	by an Employer, in any capacity, or by any Related Company

☐	by an Employer in a group of employees that is eligible to participate in the Plan
AMENDMENT SECTION 5: “QNEC Limit”.
☑	Select this Amendment Section 5 if either (i) Amendment Section 3 is selected or (ii) Amendment Section 4 is selected and Qualified Nonelective Contributions are not allocated in the ratio of Compensation.

The “QNEC limit” means the product of an Eligible Employee’s “test compensation” (as defined in Section 7.1) for the Plan Year multiplied by the greater of 5% or two times the Plan’s “representative contribution rate”. If the Plan provides for Matching Contributions and/or After-Tax Contributions, the “QNEC limit” will be applied separately in allocating Qualified Nonelective Contributions that may included in calculating an Eligible Employee’s “deferral percentage” (as defined in Section 7.1) and his “contribution percentage” (as defined in Section 7.1).

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year, whichever results in the greater amount.

An Eligible Employee’s “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included in calculating his “deferral percentage” means (i) the sum of the Eligible Employee’s Qualified Matching Contributions taken into account in calculating his “deferral percentage” for the Plan Year and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “contribution percentage” for the Plan Year) (ii) divided by the Eligible

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Employee’s “test compensation” for the Plan Year. An Eligible Employee’s “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included in calculating his “contribution percentage” means (i) the sum of the Eligible Employee’s Matching Contributions included in calculating his “contribution percentage” for the Plan Year and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “deferral percentage for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.
AMENDMENT SECTION 6: LIMIT QMACs INCLUDED IN ADP TESTING
☑	Select this Amendment Section 6 if the Plan is being amended to limit the portion of any Matching Contribution designated as a Qualified Matching Contribution to an amount that satisfies the limitation on targeted Qualified Matching Contributions under the final 401(k) regulations.

In no event shall the portion of any Matching Contribution designated as a Qualified Matching Contribution hereunder exceed the Eligible Employee’s “QMAC limit” for the Plan Year.

The “QMAC limit” applicable to an Eligible Employee means the greatest of (1) 5% of the Eligible Employee’s Compensation, (2) the Eligible Employee’s Tax-Deferred Contributions for the Plan Year, or (3) 2 times the “representative match rate” multiplied by the Eligible Employee’s Tax-Deferred Contributions for the Plan Year. The “representative match rate” means the lowest “match rate” for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Company on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate. A “match rate” means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee’s Tax-Deferred Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming Tax-Deferred Contributions equal to 6% of Compensation.

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AMENDMENT SECTION 7: ELIMINATION OF LAST DAY AND/OR HOURS OF SERVICE REQUIREMENT(S) TO RECEIVE MATCHING CONTRIBUTIONS
☐	Select this Amendment Section 7 if the Plan provides for Regular, Additional Discretionary and/or True Up Matching Contributions that are subject to a last day or Hours of Service requirement and either (i) provides for Safe Harbor Matching Contributions or (ii) provides for Safe Harbor Nonelective Contributions and is intended to satisfy the nondiscrimination rules for Matching Contributions using the safe harbor under Code Section 401(m)(11).

The paragraphs in the Section of Article VI entitled “Allocation Requirements for Employer Contributions” that describe the allocation requirements applicable to Matching Contributions other than Safe Harbor Matching Contributions are amended to provide as follows:

A person who was an Eligible Employee with respect to Matching Contributions at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period. To the extent that the Plan also provides for Additional Discretionary and/or True Up Matching Contributions, a person who was an Eligible Employee with respect to Matching Contributions at any time during a Contribution Period shall also be eligible to receive an allocation of Additional Discretionary and/or True Up Matching Contributions for such Contribution Period.
AMENDMENT SECTION 8: TESTING PROVISIONS CANNOT REPLACE SAFE HARBOR CONTRIBUTION REQUIREMENT
☐	Select this Amendment Section 8 if the Plan provides for Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions.

The Plan documentation includes ADP testing provisions that are applicable for any Plan Year in which either (1) the notice requirements described in Code Section 401(k)(12)(D) are not satisfied and the Plan therefore does not satisfy Code Section 401(k)(12) or (2) the Plan provides for a contingent Safe Harbor Nonelective Contribution, elects not to make such contribution for a Plan Year, and does not provide a follow-up notice, as provided under Treasury Regulations Section 1.401(k)-3(f). Under no circumstance do the ADP testing provisions relieve an Employer from its obligation to make Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions in accordance with the terms of the Plan. If ADP testing applies because an Employer did not satisfy the notice requirements, as described in (1) above, the Employer is still obligated to make Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions in accordance with the Plan provisions.

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AMENDMENT SECTION 9: SAFE HARBOR MATCH OF CATCH-UP CONTRIBUTIONS
☐	Select this Amendment Section 9 if the Plan provides for Safe Harbor Matching Contributions and Catch-Up Contributions.

Notwithstanding any other provision of the Plan to the contrary, Safe Harbor Matching Contributions shall be made with respect to an Eligible Employee’s Catch-Up Contributions (as described in Code Section 414(v)) to the Plan provided that such Catch-Up Contributions do not exceed the Compensation limitation on Tax-Deferred Contributions matched under the safe harbor formula.
AMENDMENT SECTION 10: USE OF DIFFERENT TESTING METHODS TO SATISFY NONDISCRIMINATION REQUIREMENTS
☐	Select this Amendment Section 10 if the Plan uses prior year testing to satisfy ADP and current year testing to satisfy ACP or vice versa.

The “testing year” for purposes of applying the limitations on Tax-Deferred Contributions for Highly Compensated Employees in Article VII means (select one):
☐	the Plan Year being tested. (Select if current year testing is used to satisfy ADP — must select if Plan is intended to satisfy the safe harbor requirements under Code Section 401(k)(12).)

☐	the Plan Year immediately preceding the Plan Year being tested. (Select if prior year testing is used to satisfy ADP.)
The “testing year” for purposes of applying the limitations on Matching Contributions and/or After-Tax Contributions for Highly Compensated Employees in Article VII means (select one):
☐	the Plan Year being tested. (Select if current year testing is used to satisfy ACP.)

☐	the Plan Year immediately preceding the Plan Year being tested. (Select if prior year testing is used to satisfy ACP.)
AMENDMENT SECTION 11: EXCLUSION OF DISPROPORTIONATE MATCHING CONTRIBUTIONS FROM CONTRIBUTION PERCENTAGES OF NHCEs
☑	Select this Amendment Section 11 if the Plan provides for Matching Contributions, HCEs receive Matching Contributions, and the Plan covers non-collectively bargained employees.

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Matching Contributions in excess of 100% of the Tax-Deferred Contributions of an “eligible participant” who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such “eligible participant’s” “contribution percentage” for the Plan Year to the extent that such Matching Contributions exceed the greater of (i) 5% of the “eligible participant’s” “test compensation” for the Plan Year or (ii) the product of 2 times the Plan’s “representative match rate” multiplied by the “eligible participant’s” Tax-Deferred Contributions for the Plan Year. The Plan’s “representative match rate” is the lowest “match rate” of any “eligible participant” who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all “eligible participants” who are not Highly Compensated Employees for the Plan Year or (ii) the group of all “eligible participants” who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year and who make Tax-Deferred Contributions for the Plan Year, whichever results in the greater amount. An “eligible participant’s “match rate” means the Matching Contributions made on behalf of the “eligible participant” for the Plan Year divided by the “eligible participant’s” Tax-Deferred Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming Tax-Deferred Contributions equal to 6% of Compensation. If the Plan permits Eligible Employees to make After-Tax Contributions and matches the sum of an “eligible participant’s” After-Tax and Tax-Deferred Contributions, the sum of an “eligible participant’s” Tax-Deferred and After-Tax Contributions shall be substituted for his Tax-Deferred Contributions for purposes of this paragraph.
AMENDMENT SECTION 12: SEPARATE APPLICATION OF TESTING PROVISIONS TO EMPLOYEES WHO HAVE NOT SATISFIED THE MAXIMUM AGE AND SERVICE REQUIREMENTS UNDER CODE SECTION 410(a)
☑	All Plans must select this Amendment Section 12.

If the Plan provides that Employees are eligible to make Tax-Deferred Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Article VII either:
(a)	by comparing the average “deferral percentage” of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average “deferral percentage” for the “testing year” of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

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(b)	separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and Eligible Employees who have satisfied such minimum age and service requirements.
Similarly, if the Plan provides for After-Tax and/or Matching Contributions, provides that Employees are eligible to make After-Tax and/or Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1), and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on After-Tax and Matching Contributions of Highly Compensated Employees described in Article VII either:
(a)	by comparing the average “contribution percentage” of all “eligible participants” who are Highly Compensated Employees for the Plan Year to the average “contribution percentage” for the “testing year” of those “eligible participants” who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

(b)	separately with respect to “eligible participants” who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and “eligible participants” who have satisfied such minimum age and service requirements.
AMENDMENT SECTION 13: AGGREGATION OF CONTRIBUTIONS AND PLANS FOR PURPOSES OF APPLYING ADP TEST
☑	All Plans must select this Amendment Section 13.

In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, “elective contributions”, “qualified nonelective contributions”, and “qualified matching contributions” (to the extent that “qualified nonelective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401 (k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

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If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate “deferral percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “deferral percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).
AMENDMENT SECTION 14: AGGREGATION OF CONTRIBUTIONS AND PLANS FOR PURPOSES OF APPLYING ACP TEST
☑	Select this Amendment Section 14 if the Plan provides for After-Tax and/or Matching Contributions.

In determining the “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year, “matching contributions”, “employee contributions”, “qualified nonelective contributions”, and “elective contributions” (to the extent that “qualified nonelective contributions” and “elective contributions” are taken into account in determining “contribution percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate “contribution percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “contribution percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

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AMENDMENT SECTION 15: CREDITING GAP PERIOD INCOME
☑	Select this Amendment Section 15 if the Plan did not previously calculate income for the “gap period” between the close of the Plan Year and the date excess contributions are distributed.

The Section of Article VII entitled “Determination of Income and Loss” is amended to provide as follows (select one):
☑	The income or loss attributable to “excess contributions” that are distributed pursuant to this Article shall be determined by multiplying the income or loss for the preceding Plan Year and the “gap period” attributable to the Employee’s Sub Account to which the “excess contributions” were credited by a fraction, the numerator of which is the “excess contributions” made to such Sub Account on the Employee’s behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Sub Account on the first day of the preceding Plan Year, plus (b) the contributions made to such Sub Account for the preceding Plan Year and the “gap period”. Notwithstanding the foregoing, however, at the election of the Administrator, income attributable to “excess contributions” for the “gap period” may be calculated either under the fractional method set forth above or as the product of ten percent of the amount of the income determined under the fractional method set forth above for the Plan Year multiplied by the number of calendar months that elapse during the “gap period”. For purposes of determining the number of calendar months that elapse during the “gap period”, a distribution that is made on or before the 15th day of the month shall be treated as having been made on the last day of the preceding calendar month and a distribution that is made after the 15th day of the month shall be treated as having been made on the first day of the succeeding calendar month.

☐	The income or loss attributable to “excess contributions” that are distributed pursuant to this Article shall be determined for the preceding Plan Year and the “gap period” under the method otherwise used for allocating income or loss to Participant’s Accounts; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than 7 days before the date of distribution.
For purposes of this Amendment Section 15, the “gap period” means the period between the close of the Plan Year in which “excess contributions” were made and the date the contributions are distributed.

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AMENDMENT SECTION 16: ELIMINATION OF CODA AGGREGATION RULES FOR PURPOSES OF APPLYING ADP SAFE HARBOR
☐	Select this Amendment Section 16 if the Plan provides for Safe Harbor Matching Contributions, HCEs receive Safe Harbor Matching Contributions, and the Plan covers non-collectively bargained employees.

The Plan shall not fail to satisfy the safe harbor testing rules for a Plan Year if for such Plan Year an Employer or a Related Company maintains a plan under which “matching contributions” on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan. However, the Plan shall not be deemed to have satisfied the limitations on Tax-Deferred Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Matching Contributions made with respect to the Tax-Deferred Contributions (and After-Tax Contributions, if After-Tax Contributions are matched under the Plan) of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s Tax-Deferred Contributions (and After-Tax Contributions, if applicable) for the Plan Year is not greater than the ratio of Matching Contributions made with respect to Tax-Deferred Contributions (and After-Tax Contributions, if applicable) of each non-Highly Compensated Employee who has made Tax-Deferred Contributions (and After-Tax Contributions, if applicable) for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee to each such non-Highly Compensated Employee’s Tax-Deferred Contributions (and After-Tax Contributions, if applicable).
AMENDMENT SECTION 17: CHANGES TO HARDSHIP WITHDRAWAL EVENTS
☑	Select this Amendment Section 17 if the Plan permits hardship withdrawals and wishes to use the safe harbor provided under regulations for determining an “immediate and heavy financial need”.

The Section of Article XIII entitled “Hardship Determination” is amended to provide as follows:

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:
(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit

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(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post- secondary education for the Participant, or the Participant’s spouse, child, or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof)

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof)

(f)	expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit)
AMENDMENT SECTION 18: PRESERVE OTHER FACTS AND CIRCUMSTANCES FOR HARDSHIP WITHDRAWALS OF EMPLOYER CONTRIBUTIONS
☐	Select this Amendment Section 18 if the Plan permits hardship withdrawals of Employer Contributions using other facts and circumstances for determining an “immediate and heavy financial need”.

With respect only to hardship withdrawals from the Sub-Accounts specified below, an immediate and heavy financial need means such other facts and circumstances that the Administrator determines, based on uniform and non discriminatory criteria, adversely affect the Participant’s financial security. The special hardship determination shall apply only to a Participant’s (select all that apply):
☐	Regular Matching Contributions Sub-Account (and, if applicable, his Additional, Discretionary Matching Contributions Sub-Account and his True Up Matching Contributions Sub-Account)

☐	Profit-Sharing Contributions Sub-Account
AMENDMENT SECTION 19: 6-MONTH SUSPENSION AND DELETE REDUCTION IN 402(g) LIMIT FOLLOWING HARDSHIP WITHDRAWAL
☐	Select this Amendment Section 19 if the Plan provides for hardship withdrawals, uses the safe harbor suspension rule to satisfy the necessity requirement, and was not

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previously amended to change the suspension period to 6 months and eliminate the reduction in the Code Section 402(g) limit for the year following a hardship withdrawal.

The Section of Article XIII entitled “Satisfaction of Necessity Requirement for Hardship Withdrawals” is amended to shorten the suspension period applicable to Tax-Deferred Contributions and After-Tax Contributions following a hardship withdrawal from 12 months to 6 months. This Section is also amended to eliminate the reduction in the deferral limit under Code Section 402(g) for the taxable year following the year of the withdrawal.
AMENDMENT SECTION 20: ELIMINATE SUSPENSION FOLLOWING HARDSHIP WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS THAT ARE MATCHED UNDER SAFE HARBOR FORMULA
☐	Select this Amendment Section 20 if the Plan provides for After-Tax Contributions and Safe Harbor Matching Contributions, matches After-Tax Contributions under the safe harbor formula and also provides for hardship withdrawals using the safe harbor suspension rule to satisfy the necessity requirement.

The 6-month suspension requirement applicable to Tax-Deferred Contributions and After-Tax Contributions following a hardship withdrawal shall not apply to After-Tax Contributions that receive Safe Harbor Matching Contributions.
AMENDMENT SECTION 21: CLARIFICATION OF APPLICATION OF PARTICIPANT REPRESENTATION OF NEED FOR HARDSHIP WITHDRAWAL
☐	Select this Amendment Section 21 if the Plan provides for hardship withdrawal and, uses the Participant representation rule to satisfy the necessity requirement.

The Section of Article XIII entitled “Satisfaction of Necessity Requirement for Hardship Withdrawals” is amended to provide that to the extent that a Participant’s hardship can be partially relieved by any of the sources identified in his representation, other than borrowing from commercial sources, the Participant must utilize such source before a hardship withdrawal is deemed necessary under the Plan.
AMENDMENT SECTION 22: EXPAND PLANS EXCLUDED FROM DEFINITION OF “SUCCESSOR PLAN” IN APPLYING LIMITATION ON DISTRIBUTION FOLLOWING PLAN TERMINATION
☑	All Plans must select this Amendment Section 22.

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Contract No. 60022.001
Paragraph (c) of the Section of Article XIX entitled “Termination” is amended to provide as follows:
(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.
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EXECUTED AT Agilysys, Inc, this 18 day of December, 2006.

By:	/s/ Sue Gerlach
Title: Benefits Manager

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